Exhibit 99.2

Supplemental Information

Fourth Quarter 2005

This information is preliminary and based on company data available at the time of the presentation. It speaks only as of the particular date or dates included in the accompanying pages. Bank of America does not undertake an obligation to, and disclaims any duty to, correct or update any of the information provided. Any forward-looking statements in this information are subject to the forward-looking language contained in Bank of America’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at the SEC’s website (www.sec.gov) or at Bank of America’s website (www.bankofamerica.com). Bank of America’s future financial performance is subject to risks and uncertainties as described in its SEC filings.

Bank of America Corporation

Consolidated Financial Highlights

(Dollars in millions, except per share information; shares in thousands)

	Year Ended December 31		Fourth Quarter 2005	Third Quarter 2005	Second Quarter 2005	First Quarter 2005	Fourth Quarter 2004
	2005	2004
Income statement
Total revenue	$56,766	$48,879	$14,122	$14,607	$14,015	$14,022	$13,713
Provision for credit losses	4,014	2,769	1,400	1,159	875	580	706
Gains on sales of debt securities	1,084	2,123	71	29	325	659	101
Noninterest expense	28,681	27,012	7,320	7,285	7,019	7,057	7,333
Income tax expense	8,269	7,078	1,705	2,065	2,150	2,349	1,926
Net income	16,886	14,143	3,768	4,127	4,296	4,695	3,849
Diluted earnings per common share	4.15	3.69	0.93	1.02	1.06	1.14	0.94
Average diluted common shares issued and outstanding	4,068,140	3,823,943	4,053,859	4,054,659	4,065,355	4,099,062	4,106,040
Dividends paid per common share	$1.90	$1.70	$0.50	$0.50	$0.45	$0.45	$0.45

Performance ratios
Return on average assets	1.33%	1.35%	1.15%	1.26%	1.35%	1.59%	1.33%
Return on average common shareholders’ equity	17.03	16.83	15.05	16.33	17.54	19.30	15.63

At period end
Book value per share of common stock	$25.24	$24.56	$25.24	$25.16	$24.96	$24.35	$24.56
Market price per share of common stock:
Closing price	$46.15	$46.99	$46.15	$42.10	$45.61	$44.10	$46.99
High closing price for the period	47.08	47.44	46.99	45.98	47.08	47.08	47.44
Low closing price for the period	41.57	38.96	41.57	41.60	44.01	43.66	43.62
Market capitalization	184,586	190,147	184,586	168,950	183,202	177,958	190,147
Number of banking centers - domestic	5,873	5,885	5,873	5,844	5,880	5,889	5,885
Number of ATMs - domestic	16,785	16,771	16,785	16,714	16,687	16,798	16,771
Full-time equivalent employees	176,638	178,053	176,638	177,236	177,795	176,675	178,053

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Supplemental Financial Data

(Dollars in millions)

Fully taxable-equivalent basis data

	Year Ended December 31		Fourth Quarter 2005	Third Quarter 2005	Second Quarter 2005	First Quarter 2005	Fourth Quarter 2004
	2005	2004
Net interest income	$31,989	$29,511	$8,103	$7,973	$7,841	$8,072	$7,954
Total revenue	57,599	49,596	14,365	14,807	14,206	14,221	13,920
Net interest yield	2.88%	3.26%	2.82%	2.80%	2.81%	3.11%	3.18%
Efficiency ratio	49.79	54.46	50.95	49.20	49.42	49.62	52.69

Reconciliation to GAAP financial measures

Supplemental financial data presented on an operating basis is a basis of presentation not defined by accounting principles generally accepted in the United States (GAAP) that excludes merger and restructuring charges. We believe that the exclusion of merger and restructuring charges, which represent events outside our normal operations, provides a meaningful period-to-period comparison and is more reflective of normalized operations.

Shareholder value added (SVA) is a key measure of performance not defined by GAAP that is used in managing our growth strategy orientation and strengthening our focus on generating long-term growth and shareholder value. SVA is used to evaluate the Corporation’s use of equity (i.e. capital) at the individual unit level and is an integral component in the analytics for resource allocation. Using SVA as a performance measure places specific focus on whether incremental investments generate returns in excess of the costs of capital associated with those investments. Each business segment has a goal for growth in SVA reflecting the individual segment’s business and customer strategy.

Other companies may define or calculate supplemental financial data differently. See the Tables below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the quarters ended December 31, 2005, September 30, 2005, June 30, 2005, March 31, 2005 and December 31, 2004, and the year ended December 31, 2005 and 2004.

Reconciliation of net income to operating earnings

	Year Ended December 31		Fourth Quarter 2005	Third Quarter 2005	Second Quarter 2005	First Quarter 2005	Fourth Quarter 2004
	2005	2004
Net income	$16,886	$14,143	$3,768	$4,127	$4,296	$4,695	$3,849
Merger and restructuring charges	412	618	59	120	121	112	272
Related income tax benefit	(137)	(207)	(19)	(40)	(41)	(37)	(91)

Operating earnings	$17,161	$14,554	$3,808	$4,207	$4,376	$4,770	$4,030

Reconciliation of average common shareholders’ equity to average tangible common shareholders’ equity
Average common shareholders’ equity	$99,025	$83,953	$99,209	$100,183	$98,145	$98,542	$97,828
Average goodwill and other intangibles	(48,880)	(39,796)	(48,644)	(48,766)	(48,968)	(49,148)	(49,413)

Average tangible common shareholders’ equity	$50,145	$44,157	$50,565	$51,417	$49,177	$49,394	$48,415

Operating basis
Diluted earnings per common share	$4.21	$3.80	$0.94	$1.04	$1.08	$1.16	$0.98
Return on average assets	1.35%	1.39%	1.16%	1.29%	1.37%	1.61%	1.39%
Return on average common shareholders’ equity	17.31	17.32	15.21	16.64	17.87	19.61	16.37
Return on average tangible common shareholders’ equity	34.19	32.93	29.84	32.43	35.66	39.12	33.08
Efficiency ratio	49.08	53.22	50.54	48.39	48.56	48.83	50.73
Reconciliation of net income to shareholder value added
Net income	$16,886	$14,143	$3,768	$4,127	$4,296	$4,695	$3,849
Amortization of intangibles	809	664	196	201	204	208	209
Merger and restructuring charges, net of tax benefit	275	411	40	80	80	75	181
Capital charge	(10,893)	(9,235)	(2,751)	(2,778)	(2,691)	(2,673)	(2,705)

Shareholder value added	$7,077	$5,983	$1,253	$1,630	$1,889	$2,305	$1,534

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Consolidated Statement of Income

(Dollars in millions, except per share information; shares in thousands)

	Year Ended December 31		Fourth Quarter 2005	Third Quarter 2005	Second Quarter 2005	First Quarter 2005	Fourth Quarter 2004
	2005	2004
Interest income
Interest and fees on loans and leases	$34,934	$28,213	$9,559	$8,956	$8,312	$8,107	$7,919
Interest and dividends on securities	10,949	7,262	2,819	2,797	2,799	2,534	2,065
Federal funds sold and securities purchased under agreements to resell	4,979	2,043	1,462	1,372	1,252	893	712
Trading account assets	5,743	4,016	1,585	1,550	1,426	1,182	1,035
Other interest income	2,091	1,690	605	547	502	437	464

Total interest income	58,696	43,224	16,030	15,222	14,291	13,153	12,195

Interest expense
Deposits	9,295	6,275	2,434	2,439	2,379	2,043	1,829
Short-term borrowings	11,798	4,434	3,902	3,250	2,677	1,969	1,543
Trading account liabilities	2,364	1,317	619	707	611	427	352
Long-term debt	4,083	2,404	1,215	1,053	974	841	724

Total interest expense	27,540	14,430	8,170	7,449	6,641	5,280	4,448

Net interest income	31,156	28,794	7,860	7,773	7,650	7,873	7,747

Noninterest income
Service charges	7,704	6,989	1,927	2,080	1,920	1,777	1,891
Investment and brokerage services	4,184	3,614	1,062	1,060	1,049	1,013	1,008
Mortgage banking income	805	414	215	180	189	221	156
Investment banking income	1,856	1,886	537	522	431	366	497
Equity investment gains	2,040	863	481	668	492	399	426
Card income	5,753	4,592	1,507	1,520	1,437	1,289	1,380
Trading account profits	1,812	869	253	514	285	760	269
Other income	1,456	858	280	290	562	324	339

Total noninterest income	25,610	20,085	6,262	6,834	6,365	6,149	5,966

Total revenue	56,766	48,879	14,122	14,607	14,015	14,022	13,713
Provision for credit losses	4,014	2,769	1,400	1,159	875	580	706
Gains on sales of debt securities	1,084	2,123	71	29	325	659	101
Noninterest expense
Personnel	15,054	13,435	3,845	3,837	3,671	3,701	3,520
Occupancy	2,588	2,379	699	638	615	636	648
Equipment	1,199	1,214	305	300	297	297	326
Marketing	1,255	1,349	265	307	346	337	337
Professional fees	930	836	283	254	216	177	275
Amortization of intangibles	809	664	196	201	204	208	209
Data processing	1,487	1,330	394	361	368	364	371
Telecommunications	827	730	219	206	196	206	216
Other general operating	4,120	4,457	1,055	1,061	985	1,019	1,159
Merger and restructuring charges	412	618	59	120	121	112	272

Total noninterest expense	28,681	27,012	7,320	7,285	7,019	7,057	7,333

Income before income taxes	25,155	21,221	5,473	6,192	6,446	7,044	5,775
Income tax expense	8,269	7,078	1,705	2,065	2,150	2,349	1,926

Net income	$16,886	$14,143	$3,768	$4,127	$4,296	$4,695	$3,849

Net income available to common shareholders	$16,868	$14,127	$3,764	$4,122	$4,292	$4,690	$3,844

Per common share information
Earnings	$4.21	$3.76	$0.94	$1.03	$1.07	$1.16	$0.95

Diluted earnings	$4.15	$3.69	$0.93	$1.02	$1.06	$1.14	$0.94

Dividends paid	$1.90	$1.70	$0.50	$0.50	$0.45	$0.45	$0.45

Average common shares issued and outstanding	4,008,688	3,758,507	3,996,024	4,000,573	4,005,356	4,032,550	4,032,979

Average diluted common shares issued and outstanding	4,068,140	3,823,943	4,053,859	4,054,659	4,065,355	4,099,062	4,106,040

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Consolidated Balance Sheet

(Dollars in millions)	December 31 2005	September 30 2005	December 31 2004
Assets
Cash and cash equivalents	$36,999	$32,771	$28,936
Time deposits placed and other short-term investments	12,800	11,236	12,361
Federal funds sold and securities purchased under agreements to resell	149,785	135,409	91,360
Trading account assets	131,707	121,256	93,587
Derivative assets	23,712	26,005	30,235
Securities:
Available-for-sale	221,556	227,349	194,743
Held-to-maturity, at cost	47	136	330

Total securities	221,603	227,485	195,073

Loans and leases	573,782	554,603	521,837
Allowance for loan and lease losses	(8,045)	(8,326)	(8,626)

Loans and leases, net of allowance	565,737	546,277	513,211

Premises and equipment, net	7,786	7,659	7,517
Mortgage servicing rights	2,807	2,764	2,482
Goodwill	45,354	45,298	45,262
Core deposit intangibles and other intangibles	3,194	3,356	3,887
Other assets	90,311	92,743	86,546

Total assets	$1,291,795	$1,252,259	$1,110,457

Liabilities
Deposits in domestic offices:
Noninterest-bearing	$179,571	$174,990	$163,833
Interest-bearing	384,155	390,973	396,645
Deposits in foreign offices:
Noninterest-bearing	7,165	6,750	6,066
Interest-bearing	63,779	53,764	52,026

Total deposits	634,670	626,477	618,570

Federal funds purchased and securities sold under agreements to repurchase	240,655	217,053	119,741
Trading account liabilities	50,890	51,244	36,654
Derivative liabilities	15,000	15,711	17,928
Commercial paper and other short-term borrowings	116,269	107,655	78,598
Accrued expenses and other liabilities (includes $395, $390 and $402 of reserve for unfunded lending commitments)	31,749	32,976	41,243
Long-term debt	101,338	99,885	98,078

Total liabilities	1,190,571	1,151,001	1,010,812

Shareholders’ equity
Preferred stock, $0.01 par value; authorized - 100,000,000 shares; issued and outstanding - 1,090,189 shares	271	271	271
Common stock and additional paid-in capital, $0.01 par value; authorized - 7,500,000,000 shares; issued and outstanding -3,999,688,491; 4,013,063,444 and 4,046,546,212 shares	41,693	42,548	44,236
Retained earnings	67,205	65,439	58,006
Accumulated other comprehensive income (loss)	(7,518)	(6,509)	(2,587)
Other	(427)	(491)	(281)

Total shareholders’ equity	101,224	101,258	99,645

Total liabilities and shareholders’ equity	$1,291,795	$1,252,259	$1,110,457

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Capital Management

(Dollars in millions)

	Fourth Quarter 2005(1)	Third Quarter 2005	Second Quarter 2005	First Quarter 2005	Fourth Quarter 2004
Tier 1 capital	$74,027	$73,030	$68,806	$67,127	$64,281
Total capital	99,554	98,989	94,933	93,774	92,266
Risk-weighted assets	901,693	889,979	853,669	818,179	793,523
Tier 1 capital ratio	8.21%	8.21%	8.06%	8.20%	8.10%
Total capital ratio	11.04	11.12	11.12	11.46	11.63
Tangible equity ratio(2)	4.24	4.37	4.32	4.25	4.76
Leverage ratio	5.89	5.85	5.59	5.82	5.82

(1)	Preliminary data on risk-based capital

(2)	Tangible equity ratio equals shareholders’ equity less goodwill, core deposit intangibles and other intangibles divided by total assets less goodwill, core deposit intangibles and other intangibles.

Share Repurchase Program

32.3 million common shares were repurchased in the fourth quarter of 2005 as a part of an ongoing share repurchase program.

154.2 million shares remain outstanding under the 2005 authorized program.

18.9 million shares were issued in the fourth quarter of 2005.

*Preliminary	data on risk-based capital

Bank of America Corporation

Core Net Interest Income - Managed Basis

(Dollars in millions)

	Year Ended December 31		Fourth Quarter 2005	Third Quarter 2005	Second Quarter 2005	First Quarter 2005	Fourth Quarter 2004
	2005	2004
Net Interest Income
As reported (fully taxable-equivalent basis)	$31,989	$29,511	$8,103	$7,973	$7,841	$8,072	$7,954
Trading-related net interest income	(1,444)	(2,039)	(300)	(316)	(414)	(414)	(417)

Core net interest income	30,545	27,472	7,803	7,657	7,427	7,658	7,537
Impact of revolving securitizations	709	881	104	158	209	238	244

Core net interest income - managed basis	$31,254	$28,353	$7,907	$7,815	$7,636	$7,896	$7,781

Average Earning Assets
As reported	$1,111,997	$905,302	$1,145,541	$1,137,619	$1,118,527	$1,044,914	$998,004
Trading-related earning assets	(299,374)	(227,230)	(305,156)	(312,441)	(315,716)	(263,583)	(252,217)

Core average earning assets	812,623	678,072	840,385	825,178	802,811	781,331	745,787
Impact of revolving securitizations	8,440	10,179	5,342	7,723	9,973	10,791	11,112

Core average earning assets - managed basis	$821,063	$688,251	$845,727	$832,901	$812,784	$792,122	$756,899

Net Interest Yield Contribution
As reported (fully taxable-equivalent basis)	2.88%	3.26%	2.82%	2.80%	2.81%	3.11%	3.18%
Impact of trading-related activities	0.88	0.79	0.88	0.91	0.90	0.84	0.85

Core net interest yield on earning assets	3.76	4.05	3.70	3.71	3.71	3.95	4.03
Impact of revolving securitizations	0.04	0.06	0.02	0.04	0.05	0.06	0.06

Core net interest yield on earning assets - managed basis	3.80%	4.11%	3.72%	3.75%	3.76%	4.01%	4.09%

Certain prior period amounts have been restated reflecting realignment of business segments.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Quarterly Average Balances and Interest Rates - Fully Taxable-equivalent Basis

(Dollars in millions)

	Fourth Quarter 2005			Third Quarter 2005			Fourth Quarter 2004
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Earning assets
Time deposits placed and other short-term investments	$14,619	$132	3.59%	$14,498	$125	3.43%	$15,620	$128	3.24%
Federal funds sold and securities purchased under agreements to resell	165,908	1,462	3.51	176,650	1,372	3.09	149,226	712	1.90
Trading account assets	139,441	1,648	4.72	142,287	1,578	4.42	110,585	1,067	3.85
Securities	221,411	2,845	5.14	225,952	2,824	5.00	171,173	2,083	4.87
Loans and leases(1):
Residential mortgage	178,755	2,422	5.41	171,002	2,294	5.36	178,879	2,459	5.49
Credit card	56,858	1,747	12.19	55,271	1,651	11.85	49,366	1,351	10.88
Home equity lines	60,571	1,012	6.63	58,046	910	6.22	48,336	609	5.01
Direct/Indirect consumer	47,181	703	5.91	47,900	702	5.81	39,526	551	5.55
Other consumer(2)	6,653	184	11.01	6,715	170	10.05	7,557	153	8.07

Total consumer	350,018	6,068	6.90	338,934	5,727	6.72	323,664	5,123	6.31

Commercial - domestic	137,224	2,306	6.67	127,044	2,124	6.63	121,412	1,914	6.27
Commercial real estate	36,017	597	6.58	34,663	542	6.20	31,355	392	4.98
Commercial lease financing	20,178	241	4.79	20,402	239	4.69	20,204	254	5.01
Commercial - foreign	20,143	378	7.45	18,444	349	7.50	18,828	272	5.76

Total commercial	213,562	3,522	6.55	200,553	3,254	6.44	191,799	2,832	5.88

Total loans and leases	563,580	9,590	6.76	539,487	8,981	6.62	515,463	7,955	6.15

Other earning assets	40,582	596	5.83	38,745	542	5.57	35,937	457	5.08

Total earning assets(3)	1,145,541	16,273	5.66	1,137,619	15,422	5.40	998,004	12,402	4.96

Cash and cash equivalents	33,693			32,969			31,028
Other assets, less allowance for loan and lease losses	125,815			124,157			123,519

Total assets	$1,305,049			$1,294,745			$1,152,551

Interest-bearing liabilities
Domestic interest-bearing deposits:
Savings	$35,535	$68	0.76%	$35,853	$56	0.62%	$36,927	$36	0.39%
NOW and money market deposit accounts	224,122	721	1.28	224,341	743	1.31	234,596	589	1.00
Consumer CDs and IRAs	120,321	987	3.25	130,975	1,057	3.20	109,243	711	2.59
Negotiable CDs, public funds and other time deposits	5,085	27	2.13	4,414	50	4.54	7,563	81	4.27

Total domestic interest-bearing deposits	385,063	1,803	1.86	395,583	1,906	1.91	388,329	1,417	1.45

Foreign interest-bearing deposits(4):
Banks located in foreign countries	24,451	355	5.77	19,707	294	5.92	17,953	275	6.11
Governments and official institutions	7,579	73	3.84	7,317	62	3.37	5,843	33	2.21
Time, savings and other	32,624	203	2.46	32,024	177	2.19	30,459	104	1.36

Total foreign interest-bearing deposits	64,654	631	3.87	59,048	533	3.58	54,255	412	3.02

Total interest-bearing deposits	449,717	2,434	2.15	454,631	2,439	2.13	442,584	1,829	1.64

Federal funds purchased, securities sold under agreements to repurchase and other short-term borrowings	364,140	3,902	4.25	339,980	3,250	3.79	252,413	1,543	2.43
Trading account liabilities	56,880	619	4.32	68,132	707	4.12	37,387	352	3.74
Long-term debt	100,334	1,215	4.84	99,576	1,053	4.23	99,559	724	2.91

Total interest-bearing liabilities(3)	971,071	8,170	3.34	962,319	7,449	3.08	831,943	4,448	2.13

Noninterest-bearing sources:
Noninterest-bearing deposits	179,205			178,140			167,352
Other liabilities	55,293			53,832			55,156
Shareholders’ equity	99,480			100,454			98,100

Total liabilities and shareholders’ equity	$1,305,049			$1,294,745			$1,152,551

Net interest spread			2.32			2.32			2.83
Impact of noninterest-bearing sources			0.50			0.48			0.35

Net interest income/yield on earning assets		$8,103	2.82%		$7,973	2.80%		$7,954	3.18%

(1)	Nonperforming loans are included in the respective average loan balances. Income on these nonperforming loans is recognized on a cash basis.

(2)	Includes consumer finance of $2,916 million and $3,063 million in the fourth and third quarters of 2005, and $3,473 million in the fourth quarter of 2004; foreign consumer of $3,682 million and $3,541 million in the fourth and third quarters of 2005, and $3,523 million in the fourth quarter of 2004; and consumer lease financing of $55 million and $111 million in the fourth and third quarters of 2005, and $561 million in the fourth quarter of 2004.

(3)	Interest income includes the impact of interest rate risk management contracts, which increased interest income on the underlying assets $40 million and $104 million in the fourth and third quarters of 2005, and $496 million in the fourth quarter of 2004. These amounts were substantially offset by corresponding decreases in the income earned on the underlying assets. Interest expense includes the impact of interest rate risk management contracts, which increased interest expense on the underlying liabilities $265 million and $252 million in the fourth and third quarters of 2005, and $155 million in the fourth quarter of 2004. These amounts were substantially offset by corresponding decreases in the interest paid on the underlying liabilities.

(4)	Primarily consists of time deposits in denominations of $100,000 or more.

Bank of America Corporation

Quarterly Average Balances and Interest Rates - Fully Taxable-equivalent Basis - Isolating Derivative Hedge

Income/Expense(1)

(Dollars in millions)

	Fourth Quarter 2005			Third Quarter 2005			Fourth Quarter 2004
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Earning assets
Time deposits placed and other short-term investments(2)	$14,619	$134	3.63%	$14,498	$126	3.46%	$15,620	$119	3.01%
Federal funds sold and securities purchased under agreements to resell(2)	165,908	1,539	3.70	176,650	1,459	3.29	149,226	674	1.80
Trading account assets	139,441	1,648	4.72	142,287	1,578	4.42	110,585	1,067	3.85
Securities(2)	221,411	2,843	5.13	225,952	2,823	4.99	171,173	2,084	4.87
Loans and leases(3):
Residential mortgage (2)	178,755	2,426	5.42	171,002	2,301	5.37	178,879	2,447	5.46
Credit card	56,858	1,747	12.19	55,271	1,651	11.85	49,366	1,351	10.88
Home equity lines	60,571	1,012	6.63	58,046	910	6.22	48,336	609	5.01
Direct/Indirect consumer	47,181	703	5.91	47,900	702	5.81	39,526	551	5.55
Other consumer(4)	6,653	184	11.01	6,715	170	10.05	7,557	153	8.07

Total consumer	350,018	6,072	6.90	338,934	5,734	6.73	323,664	5,111	6.29

Commercial - domestic(2)	137,224	2,167	6.26	127,044	1,897	5.93	121,412	1,418	4.65
Commercial real estate	36,017	597	6.58	34,663	542	6.20	31,355	392	4.98
Commercial lease financing	20,178	241	4.79	20,402	239	4.69	20,204	254	5.01
Commercial - foreign(2)	20,143	378	7.44	18,444	349	7.50	18,828	271	5.73

Total commercial	213,562	3,383	6.29	200,553	3,027	5.99	191,799	2,335	4.85

Total loans and leases	563,580	9,455	6.67	539,487	8,761	6.46	515,463	7,446	5.76

Other earning assets	40,582	614	6.01	38,745	571	5.87	35,937	516	5.73

Total earning assets - Excluding hedge impact	1,145,541	16,233	5.64	1,137,619	15,318	5.36	998,004	11,906	4.76

Net derivative income (expense) on assets		40			104			496

Total earning assets - Including hedge impact	1,145,541	16,273	5.66	1,137,619	15,422	5.40	998,004	12,402	4.96

Cash and cash equivalents	33,693			32,969			31,028
Other assets, less allowance for loan and lease losses	125,815			124,157			123,519

Total assets	$1,305,049			$1,294,745			$1,152,551

Interest-bearing liabilities
Domestic interest-bearing deposits:
Savings	$35,535	$68	0.76%	$35,853	$56	0.62%	$36,927	$36	0.39%
NOW and money market deposit accounts (2)	224,122	722	1.28	224,341	742	1.31	234,596	547	0.93
Consumer CDs and IRAs (2)	120,321	827	2.73	130,975	889	2.69	109,243	539	1.96
Negotiable CDs, public funds and other time deposits (2)	5,085	26	2.02	4,414	34	3.02	7,563	38	2.03

Total domestic interest-bearing deposits	385,063	1,643	1.69	395,583	1,721	1.73	388,329	1,160	1.19

Foreign interest-bearing deposits(5):
Banks located in foreign countries(2)	24,451	327	5.30	19,707	259	5.21	17,953	157	3.47
Governments and official institutions	7,579	73	3.84	7,317	62	3.37	5,843	33	2.21
Time, savings and other	32,624	203	2.46	32,024	177	2.19	30,459	104	1.36

Total foreign interest-bearing deposits	64,654	603	3.70	59,048	498	3.35	54,255	294	2.15

Total interest-bearing deposits	449,717	2,246	1.98	454,631	2,219	1.94	442,584	1,454	1.31

Federal funds purchased, securities sold under agreements to repurchase and other short-term borrowings(2)	364,140	3,788	4.13	339,980	3,085	3.60	252,413	1,386	2.18
Trading account liabilities	56,880	619	4.32	68,132	707	4.12	37,387	352	3.74
Long-term debt(2)	100,334	1,252	4.99	99,576	1,186	4.76	99,559	1,101	4.42

Total interest-bearing liabilities - Excluding hedge impact	971,071	7,905	3.23	962,319	7,197	2.97	831,943	4,293	2.05

Net derivative (income) expense on liabilities		265			252			155

Total interest-bearing liabilities - Including hedge impact	971,071	8,170	3.34	962,319	7,449	3.08	831,943	4,448	2.13

Noninterest-bearing sources:
Noninterest-bearing deposits	179,205			178,140			167,352
Other liabilities	55,293			53,832			55,156
Shareholders’ equity	99,480			100,454			98,100

Total liabilities and shareholders’ equity	$1,305,049			$1,294,745			$1,152,551

Net interest spread			2.41			2.39			2.71
Impact of noninterest-bearing sources			0.49			0.46			0.33

Net interest income/yield on earning assets - excluding hedge impact		$8,328	2.90		$8,121	2.85		$7,613	3.04

Net impact of derivative hedge income/(expense)		(225)	(0.08)		(148)	(0.05)		341	0.14

Net interest income/yield on earning assets		$8,103	2.82%		$7,973	2.80%		$7,954	3.18%

(1)	This table presents a non-GAAP financial measure. The impact of interest rate risk management derivatives is shown separately. Interest income and interest expense amounts, and the yields and rates have been adjusted. Management believes this presentation is useful to investors because it adjusts for the impact of our hedging decisions and provides a better understanding of our hedging activities.

(2)	Interest income excludes the impact of interest rate risk management contracts, which increased(decreased) interest income on time deposits placed and other short-term investments $(2) million, federal funds sold and securities purchased under agreements to resell $(77) million, securities $2 million, residential mortgage $(4) million, commercial - domestic $139 million and other earning assets $(18) million in the three months ended December 31, 2005. Interest expense excludes the impact of interest rate risk management contracts which increased(decreased) interest expense on NOW and money market deposit accounts $(1) million, consumer CDs and IRAs $160 million, negotiable CDs, public funds and other time deposits $1 million, banks located in foreign countries $28 million, federal funds purchased, securities sold under agreements to repurchase and other short-term borrowings $114 million and long-term debt $(37) million in the three months ended December 31, 2005.

Interest income excludes the impact of interest rate risk management contracts, which increased(decreased) interest income on time deposits placed and other short-term investments $(1) million, federal funds sold and securities purchased under agreements to resell $(87) million, securities $1 million, residential mortgage $(7) million, commercial - domestic $227 million and other earning assets $(29) million in the three months ended September 30, 2005. Interest expense excludes the impact of interest rate risk management contracts which increased(decreased) interest expense on NOW and money market deposit accounts $1 million, consumer CDs and IRAs $168 million, negotiable CDs, public funds and other time deposits $16 million, banks located in foreign countries $35 million, federal funds purchased, securities sold under agreements to repurchase and other short-term borrowings $165 million and long-term debt $(133) million in the three months ended September 30, 2005.

Interest income excludes the impact of interest rate risk management contracts, which increased(decreased) interest income on time deposits placed and other short-term investments $9 million, federal funds sold and securities purchased under agreements to resell $38 million, securities $(1) million, residential mortgage $12 million, commercial - domestic $496 million, commercial - foreign $1 million, and other earning assets $(59) million in the three months ended December 31, 2004. Interest expense excludes the impact of interest rate risk management contracts which increased(decreased) interest expense on NOW and money market deposit accounts $42 million, consumer CDs and IRAs $172 million, negotiable CDs, public funds and other time deposits $43 million, banks located in foreign countries $118 million, federal funds purchased, securities sold under agreements to repurchase and other short-term borrowings $157 million and long-term debt $(377) million in the three months ended December 31, 2004.

(3)	Nonperforming loans are included in the respective average loan balances. Income on these nonperforming loans is recognized on a cash basis.

(4)	Includes consumer finance of $2,916 million and $3,063 million in the fourth and third quarters of 2005, and $3,473 million in the fourth quarter of 2004; foreign consumer of $3,682 million and $3,541 million in the fourth and third quarters of 2005, and $3,523 million in the fourth quarter of 2004; and consumer lease financing of $55 million and $111 million in the fourth and third quarters of 2005, and $561 million in the fourth quarter of 2004.

(5)	Primarily consists of time deposits in denominations of $100,000 or more.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Year-to-Date Average Balances and Interest Rates - Fully Taxable-equivalent Basis

(Dollars in millions)

	Year Ended December 31
	2005			2004
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Earning assets
Time deposits placed and other short-term investments	$14,286	$472	3.30%	$14,254	$362	2.54%
Federal funds sold and securities purchased under agreements to resell	169,132	4,979	2.94	128,981	2,043	1.58
Trading account assets	133,502	5,883	4.41	104,616	4,092	3.91
Securities	219,843	11,059	5.03	150,171	7,326	4.88
Loans and leases(1):
Residential mortgage	173,776	9,400	5.41	167,298	9,074	5.42
Credit card	53,997	6,253	11.58	43,435	4,653	10.71
Home equity lines	56,289	3,412	6.06	39,400	1,835	4.66
Direct/Indirect consumer	44,981	2,589	5.75	38,078	2,093	5.50
Other consumer(2)	6,908	667	9.67	7,717	594	7.70

Total consumer	335,951	22,321	6.64	295,928	18,249	6.17

Commercial - domestic	128,034	8,383	6.55	114,644	7,123	6.21
Commercial real estate	34,304	2,046	5.97	28,085	1,263	4.50
Commercial lease financing	20,441	992	4.85	17,483	819	4.68
Commercial - foreign	18,491	1,291	6.98	16,505	849	5.15

Total commercial	201,270	12,712	6.32	176,717	10,054	5.69

Total loans and leases	537,221	35,033	6.52	472,645	28,303	5.99

Other earning assets	38,013	2,103	5.53	34,635	1,815	5.24

Total earning assets(3)	1,111,997	59,529	5.35	905,302	43,941	4.85

Cash and cash equivalents	33,199			28,511
Other assets, less allowance for loan and lease losses	124,700			110,847

Total assets	$1,269,896			$1,044,660

Interest-bearing liabilities
Domestic interest-bearing deposits:
Savings	$36,602	$211	0.58%	$33,959	$119	0.35%
NOW and money market deposit accounts	227,722	2,839	1.25	214,542	1,921	0.90
Consumer CDs and IRAs	124,385	3,786	3.04	94,770	2,533	2.67
Negotiable CDs, public funds and other time deposits	6,865	259	3.77	5,977	290	4.85

Total domestic interest-bearing deposits	395,574	7,095	1.79	349,248	4,863	1.39

Foreign interest-bearing deposits(4):
Banks located in foreign countries	22,945	1,301	5.67	18,426	1,040	5.64
Governments and official institutions	7,418	238	3.21	5,327	97	1.82
Time, savings and other	31,603	661	2.09	27,739	275	0.99

Total foreign interest-bearing deposits	61,966	2,200	3.55	51,492	1,412	2.74

Total interest-bearing deposits	457,540	9,295	2.03	400,740	6,275	1.57

Federal funds purchased, securities sold under agreements to repurchase and other short-term borrowings	326,408	11,798	3.61	227,565	4,434	1.95
Trading account liabilities	57,689	2,364	4.10	35,326	1,317	3.73
Long-term debt	98,610	4,083	4.14	93,323	2,404	2.58

Total interest-bearing liabilities(3)	940,247	27,540	2.93	756,954	14,430	1.91

Noninterest-bearing sources:
Noninterest-bearing deposits	174,892			150,819
Other liabilities	55,461			52,704
Shareholders’ equity	99,296			84,183

Total liabilities and shareholders’ equity	$1,269,896			$1,044,660

Net interest spread			2.42			2.94
Impact of noninterest-bearing sources			0.46			0.32

Net interest income/yield on earning assets		$31,989	2.88%		$29,511	3.26%

(1)	Nonperforming loans are included in the respective average loan balances. Income on such nonperforming loans is recognized on a cash basis.

(2)	Includes consumer finance of $3,137 million and $3,735 million; foreign consumer of $3,565 million and $3,020 million; and consumer lease financing of $206 million and $962 million in 2005 and 2004.

(3)	Interest income includes the impact of interest rate risk management contracts, which increased interest income on the underlying assets $774 million and $2,400 million in 2005 and 2004. These amounts were substantially offset by corresponding decreases in the income earned on the underlying assets. Interest expense includes the impact of interest rate risk management contracts, which increased interest expense on the underlying liabilities $985 million and $888 million in 2005 and 2004. These amounts were substantially offset by corresponding decreases in the interest paid on the underlying liabilities.

(4)	Primarily consists of time deposits in denominations of $100,000 or more.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Year-to-Date Average Balances and Interest Rates - Fully Taxable-equivalent Basis - Isolating Derivative Hedge Income/Expense(1)

(Dollars in millions)

	Year Ended December 31
	2005			2004
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Earning assets
Time deposits placed and other short-term investments(2)	$14,286	$476	3.33%	$14,254	$352	2.47%
Federal funds sold and securities purchased under agreements to resell(2)	169,132	5,116	3.02	128,981	1,660	1.29
Trading account assets	133,502	5,883	4.41	104,616	4,092	3.91
Securities(2)	219,843	11,058	5.03	150,171	7,343	4.89
Loans and leases(3):
Residential mortgage(2)	173,776	9,404	5.41	167,298	9,049	5.41
Credit card	53,997	6,253	11.58	43,435	4,653	10.71
Home equity lines	56,289	3,412	6.06	39,400	1,835	4.66
Direct/Indirect consumer	44,981	2,589	5.75	38,078	2,093	5.50
Other consumer(4)	6,908	667	9.67	7,717	594	7.70

Total consumer	335,951	22,325	6.65	295,928	18,224	6.16

Commercial - domestic(2)	128,034	7,324	5.72	114,644	4,870	4.25
Commercial real estate	34,304	2,046	5.97	28,085	1,263	4.50
Commercial lease financing	20,441	992	4.85	17,483	819	4.68
Commercial - foreign(2)	18,491	1,288	6.97	16,505	841	5.10

Total commercial	201,270	11,650	5.79	176,717	7,793	4.41

Total loans and leases	537,221	33,975	6.32	472,645	26,017	5.50

Other earning assets(2)	38,013	2,247	5.91	34,635	2,077	6.00

Total earning assets - Excluding hedge impact	1,111,997	58,755	5.28	905,302	41,541	4.59

Net derivative income (expense) on assets		774			2,400

Total earning assets - Including hedge impact	1,111,997	59,529	5.35	905,302	43,941	4.85

Cash and cash equivalents	33,199			28,511
Other assets, less allowance for loan and lease losses	124,700			110,847

Total assets	$1,269,896			$1,044,660

Interest-bearing liabilities
Domestic interest-bearing deposits:
Savings	$36,602	$211	0.58%	$33,959	$119	0.35%
NOW and money market deposit accounts(2)	227,722	2,821	1.25	214,542	1,678	0.79
Consumer CDs and IRAs(2)	124,385	3,151	2.53	94,770	1,660	1.75
Negotiable CDs, public funds and other time deposits(2)	6,865	188	2.74	5,977	93	1.55

Total domestic interest-bearing deposits	395,574	6,371	1.62	349,248	3,550	1.02

Foreign interest-bearing deposits(5):
Banks located in foreign countries(2)	22,945	1,055	4.60	18,426	539	2.92
Governments and official institutions	7,418	238	3.21	5,327	97	1.82

Time, savings and other	31,603	661	2.09	27,739	275	0.99

Total foreign interest-bearing deposits	61,966	1,954	3.15	51,492	911	1.77

Total interest-bearing deposits	457,540	8,325	1.83	400,740	4,461	1.12

Federal funds purchased, securities sold under agreements to repurchase and other short-term borrowings(2)	326,408	11,190	3.43	227,565	3,746	1.65
Trading account liabilities	57,689	2,364	4.10	35,326	1,317	3.73
Long-term debt(2)	98,610	4,676	4.74	93,323	4,018	4.31

Total interest-bearing liabilities - Excluding hedge impact	940,247	26,555	2.83	756,954	13,542	1.79

Net derivative (income) expense on liabilities		985			888

Total interest-bearing liabilities - Including hedge impact	940,247	27,540	2.93	756,954	14,430	1.91

Noninterest-bearing sources:
Noninterest-bearing deposits	174,892			150,819
Other liabilities	55,461			52,704
Shareholders’ equity	99,296			84,183

Total liabilities and shareholders’ equity	$1,269,896			$1,044,660

Net interest spread			2.45			2.80
Impact of noninterest-bearing sources			0.45			0.29

Net interest income/yield on earning assets - excluding hedge impact		32,200	2.90%		27,999	3.09%

Net impact of derivative hedge income/(expense)		(211)	(0.02)		1,512	0.17

Net interest income/yield on earning assets		$31,989	2.88%		$29,511	3.26%

(1)	This table presents a non-GAAP financial measure. The impact of interest rate risk management derivatives is shown separately. Interest income and interest expense amounts, and the yields and rates have been adjusted. Management believes this presentation is useful to investors because it adjusts for the impact of our hedging decisions and provides a better understanding of our hedging activities.

(2)	Interest income excludes the impact of interest rate risk management contracts, which increased(decreased) interest income on time deposits placed and other short-term investments $(4) million, federal funds sold and securities purchased under agreements to resell $(137) million, securities $1 million, residential mortgage $(4) million, commercial - domestic $1,059 million, commercial - foreign $3 million and other earning assets $(144) million in 2005. Interest expense excludes the impact of interest rate risk management contracts which increased(decreased) interest expense on NOW and money market deposit accounts $18 million, consumer CDs and IRAs $635 million, negotiable CDs, public funds and other time deposits $71 million, banks located in foreign countries $246 million, federal funds purchased, securities sold under agreements to repurchase and other short-term borrowings $608 million and long-term debt $(593) million in 2005. Interest income excludes the impact of interest rate risk management contracts, which increased(decreased) interest income on time deposits placed and other short-term investments $10 million, federal funds sold and securities purchased under agreements to resell $383 million, securities $(17) million, residential mortgage $25 million, commercial - domestic $2,253 million, commercial - foreign $8 million and other earning assets $(262) million in 2004. Interest expense excludes the impact of interest rate risk management contracts which increased(decreased) interest expense on NOW and money market deposit accounts $243 million, consumer CDs and IRAs $873 million, negotiable CDs, public funds and other time deposits $197 million, banks located in foreign countries $501 million, federal funds purchased, securities sold under agreements to repurchase and other short term borrowings $688 million and long-term debt $(1,614) million in 2004.

(3)	Nonperforming loans are included in the respective average loan balances. Income on such nonperforming loans is recognized on a cash basis.

(4)	Includes consumer finance of $3,137 million and $3,735 million; foreign consumer of $3,565 million and $3,020 million; and consumer lease financing of $206 million and $962 million in 2005 and 2004.

(5)	Primarily consists of time deposits in denominations of $100,000 or more.

Information for period after April 1, 2004 includes the FleetBoston acqusition; prior periods have not been restated.

Bank of America Corporation

Business Segment View

Net Income

Fourth Quarter 2005

Revenue*

Fourth Quarter 2005

*	Fully taxable-equivalent basis

Bank of America Corporation

Global Consumer and Small Business Banking Segment Results(1)

(Dollars in millions; except as noted)

	Year Ended December 31		Fourth Quarter 2005	Third Quarter 2005	Second Quarter 2005	First Quarter 2005	Fourth Quarter 2004
	2005	2004

Net interest income(2)	$17,053	$15,911	$4,373	$4,271	$4,142	$4,267	$4,301
Noninterest income
Service charges	4,996	4,329	1,261	1,386	1,244	1,105	1,192
Mortgage banking income	1,012	589	271	230	237	274	206
Card income	5,476	4,359	1,427	1,447	1,372	1,230	1,316
All other income	339	(32)	97	70	63	109	105

Total noninterest income	11,823	9,245	3,056	3,133	2,916	2,718	2,819

Total revenue(2)	28,876	25,156	7,429	7,404	7,058	6,985	7,120

Provision for credit losses	4,271	3,333	1,299	1,107	1,155	710	1,244
Gains (losses) on sales of debt securities	(2)	117	—	(1)	—	(1)	—
Noninterest expense	13,440	12,555	3,394	3,327	3,413	3,306	3,373

Income before income taxes	11,163	9,385	2,736	2,969	2,490	2,968	2,503
Income tax expense	4,007	3,414	974	1,085	899	1,049	894

Net income	$7,156	$5,971	$1,762	$1,884	$1,591	$1,919	$1,609

Shareholder value added	$4,013	$3,325	$904	$1,113	$823	$1,173	$807
Net interest yield(2)	5.63%	5.46%	5.74%	5.58%	5.53%	5.67%	5.48%
Return on average equity	21.31	21.28	19.58	22.81	19.29	23.76	18.75
Efficiency ratio(2)	46.54	49.91	45.65	44.95	48.34	47.35	47.37
Balance Sheet
Average
Total loans and leases	$144,019	$122,148	$149,239	$145,715	$141,353	$139,644	$138,010
Total earning assets	302,846	291,212	302,115	303,547	300,571	305,179	311,991
Total assets	330,342	316,204	329,898	330,808	327,079	333,621	341,169
Total deposits	306,038	283,481	306,602	310,495	306,399	300,541	301,829
Common equity/Allocated equity	33,589	28,057	35,725	32,776	33,083	32,747	34,153
Period End
Total loans and leases	151,646	139,507	151,646	147,702	143,083	138,873	139,507
Total assets	335,551	336,902	335,551	330,995	328,839	335,802	336,902
Total deposits	306,083	299,062	306,083	313,109	307,314	306,029	299,062
Period End (in billions)
Mortgage servicing portfolio	$296.8	$273.1	$296.8	$288.5	$280.1	$275.5	$273.1
Mortgage originations:
Retail	60.3	57.6	14.7	18.6	15.1	11.9	12.7
Wholesale	26.5	30.0	6.0	8.9	6.0	5.6	5.7

(1)	Global Consumer and Small Business Banking’s most significant product groups are Card Services, Consumer Real Estate and Consumer Deposit Products.

(2)	Fully taxable-equivalent basis

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for period after April 1, 2004 includes the FleetBoston acqusition; prior periods have not been restated.

Bank of America Corporation

E-Commerce & BankofAmerica.com

Bank of America has the largest active online banking customer base with 14.7 million subscribers.

Bank of America uses a strict Active User standard—customers must have used our online services within the last 90 days.

7.3 million active bill pay users paid $34.4 billion worth of bills this quarter. The number of customers who sign up and use Bank of America’s Bill Pay Service continues to far surpass that of any other financial institution.

Currently, approximately 338 companies are presenting 19.1 million e-bills per quarter.

Bank of America Corporation

Card Services Results(1)

(Dollars in millions)

	Year Ended December 31		Fourth Quarter 2005	Third Quarter 2005	Second Quarter 2005	First Quarter 2005	Fourth Quarter 2004
	2005	2004
Key Measures
Consumer Credit Card Outstandings
On-balance sheet (Period end)	$58,548	$51,726	$58,548	$56,079	$53,863	$51,012	$51,726
Managed (Period end)	60,785	58,629	60,785	59,701	59,283	57,920	58,629
On-balance sheet (Average)	53,997	43,435	56,858	55,271	52,474	51,310	49,366
Managed (Average)	59,048	50,296	59,722	59,762	58,537	58,145	56,444
Managed Income Statement
Total revenue	$9,392	$8,140	$2,383	$2,428	$2,338	$2,243	$2,354
Provision for credit losses(2)	4,433	3,636	1,254	1,102	1,234	843	1,396
Noninterest expense	2,650	2,172	619	635	720	676	700

Income before income taxes	$2,309	$2,332	$510	$691	$384	$724	$258

Shareholder Value Added	$979	$1,113	$186	$314	$123	$356	$55
Merchant Acquiring Business
Processing volume (millions)	352,938	145,093	101,601	91,321	84,262	75,754	75,383
Total transactions (millions)	7,692	2,781	2,334	1,906	1,832	1,620	1,756
Consumer Credit Card
Credit Quality
On-balance sheet
Charge-offs $	$3,652	$2,305	$1,366	$772	$774	$740	$691
Charge-offs %	6.76%	5.31%	9.53%	5.55%	5.91%	5.85%	5.57%
Managed
Losses $(3)	$4,086	$2,829	$1,429	$864	$909	$884	$837
Losses %	6.92%	5.62%	9.49%	5.74%	6.23%	6.17%	5.90%
Managed delinquency %
30+	n/a	n/a	4.17%	4.59%	4.25%	4.20%	4.37%
90+	n/a	n/a	2.00	2.17	1.96	2.10	2.13

n/a = not applicable

(1)	Card Services includes Consumer and Small Business Credit Card and Merchant Services.

(2)	Includes $210 million and $165 million for the year ended December 31, 2005 and 2004; $210 million for the three months ended June 30, 2005 and $165 million for the three months ended December 31,2004 related to minimum payment requirements.

(3)	The three months ended December 31, 2005 includes $524 million increased losses due to bankruptcy reform legislation.

The difference between the held and managed information above is the impact of the securitized portfolio.

Represents financial statement presentation with certain reclassifications to reflect securitization activity.

Certain prior period amounts have been reclassified among the segments to conform to the current period classification.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Global Business and Financial Services Segment Results(1)

(Dollars in millions)

	Year Ended December 31		Fourth Quarter 2005	Third Quarter 2005	Second Quarter 2005	First Quarter 2005	Fourth Quarter 2004
	2005	2004
Net interest income(2)	$7,788	$6,534	$2,027	$1,959	$1,896	$1,906	$1,861
Noninterest income
Service charges	1,469	1,287	363	377	362	367	362
Investment & brokerage services	221	168	60	64	49	48	51
All other income	1,682	1,262	449	455	376	402	444

Total noninterest income	3,372	2,717	872	896	787	817	857

Total revenue(2)	11,160	9,251	2,899	2,855	2,683	2,723	2,718

Provision for credit losses	(49)	(442)	105	79	(189)	(44)	(286)
Gains on sales of debt securities	146	—	63	12	70	1	—
Noninterest expense	4,162	3,598	1,088	1,053	1,015	1,006	1,018

Income before income taxes	7,193	6,095	1,769	1,735	1,927	1,762	1,986
Income tax expense	2,631	2,251	634	633	701	663	771

Net income	$4,562	$3,844	$1,135	$1,102	$1,226	$1,099	$1,215

Shareholder value added	$1,486	$1,297	$360	$333	$465	$328	$423
Net interest yield	4.05%	4.06%	3.96%	3.97%	4.04%	4.24%	4.15%
Return on average equity	15.63	15.89	15.39	15.13	17.00	15.03	16.15
Efficiency ratio(2)	37.29	38.90	37.64	36.85	37.78	36.92	37.43
Balance Sheet
Average
Total loans and leases	$180,557	$151,725	$190,327	$183,937	$176,371	$171,347	$167,741
Total earning assets	192,344	160,811	202,870	195,735	188,019	182,490	178,582
Total assets	222,584	184,771	233,818	225,796	218,077	212,376	208,315
Total deposits	106,951	93,254	107,575	107,963	106,625	105,607	105,737
Common equity/Allocated equity	29,182	24,193	29,229	28,911	28,940	29,654	29,935
Period End
Total loans and leases	$192,532	$170,698	$192,532	$187,581	$179,319	$174,550	$170,698
Total assets	237,679	214,045	237,679	230,556	221,624	216,153	214,045
Total deposits	114,241	107,838	114,241	106,171	110,894	107,300	107,838

(1)	Global Business and Financial Services major businesses are Global Treasury Services, Middle Market Banking, Business Banking, Commercial Real Estate Banking, Leasing, Business Capital, Dealer Financial Services and Latin America.

(2)	Fully taxable-equivalent basis

Certain	prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Global Capital Markets and Investment Banking Segment Results(1)

(Dollars in millions)

	Year Ended December 31		Fourth Quarter 2005	Third Quarter 2005	Second Quarter 2005	First Quarter 2005	Fourth Quarter 2004
	2005	2004
Net interest income(2)
Core net interest income	$1,854	$2,019	$427	$456	$454	$517	$540
Trading-related net interest income	1,444	2,039	300	316	414	414	417

Total net interest income	3,298	4,058	727	772	868	931	957

Noninterest income
Service charges	1,146	1,287	278	293	293	282	319
Investment & brokerage services	806	705	207	198	208	193	179
Investment banking income	1,749	1,783	501	491	407	350	449
Trading account profits	1,664	1,023	216	484	258	706	233
All other income	346	190	17	85	80	164	57

Total noninterest income	5,711	4,988	1,219	1,551	1,246	1,695	1,237

Total revenue(2)	9,009	9,046	1,946	2,323	2,114	2,626	2,194

Provision for credit losses	(244)	(445)	(7)	(70)	(60)	(107)	(198)
Gains (losses) on sales of debt securities	117	(10)	31	5	51	30	1
Noninterest expense	6,678	6,581	1,801	1,716	1,524	1,637	1,524

Income before income taxes	2,692	2,900	183	682	701	1,126	869
Income tax expense	956	976	60	248	252	396	280

Net income	$1,736	$1,924	$123	$434	$449	$730	$589

Shareholder value added	$642	$873	$(166)	$163	$185	$460	$303
Net interest yield(2)	0.92%	1.47%	0.78%	0.83%	0.93%	1.18%	1.24%
Return on average equity	16.73	19.34	4.51	16.90	17.91	28.46	21.73
Efficiency ratio(2)	74.13	72.76	92.61	73.86	72.10	62.30	69.46
Balance Sheet
Average
Total loans and leases	$34,353	$33,891	$38,768	$32,280	$31,647	$34,693	$33,896
Total earning assets	358,466	275,569	368,380	371,229	374,277	319,299	305,976
Total assets	410,979	321,743	421,097	422,920	428,084	371,135	353,773
Total deposits	84,979	74,738	87,271	83,042	86,907	82,667	81,078
Common equity/Allocated equity	10,372	9,946	10,851	10,180	10,047	10,407	10,786
Period End
Total loans and leases	40,213	33,387	40,213	33,387	31,565	34,506	33,387
Total assets	395,900	303,897	395,900	371,861	383,749	377,647	303,897
Total deposits	86,144	76,986	86,144	80,428	80,985	76,684	76,986

(1)	Global Capital Markets and Investment Banking offers clients a comprehensive range of global capabilities through three financial services: Global Investment Banking, Global Credit Products and Global Treasury Services.

(2)	Fully taxable-equivalent basis

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Global Capital Markets and Investment Banking

(Dollars in millions)

	Year Ended December 31		Fourth Quarter 2005	Third Quarter 2005	Second Quarter 2005	First Quarter 2005	Fourth Quarter 2004
	2005	2004
Revenue
Market-based trading-related revenue:
Debt	$2,565	$2,967	$496	$711	$482	$876	$609
Equity	1,201	862	236	363	265	337	249
Other	136	(100)	(12)	(78)	130	96	(35)

Total market-based trading-related revenue	3,902	3,729	720	996	877	1,309	823
Investment banking fees:
Debt	1,180	1,291	343	308	277	252	315
Equity	273	303	84	94	57	38	83
Mergers and acquisitions	296	189	74	89	73	60	52

Total investment banking fees	1,749	1,783	501	491	407	350	450
Other	472	222	21	124	154	173	86

Capital markets revenue	6,123	5,734	1,242	1,611	1,438	1,832	1,359

Other revenue:
Credit-related	869	1,117	218	189	191	271	265
Global treasury services	2,135	2,185	520	527	535	553	571

Total other revenue	3,004	3,302	738	716	726	824	836

Total revenue	$9,127	$9,036	$1,980	$2,327	$2,164	$2,656	$2,195

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Global Capital Markets and Investment Banking

(Dollars in millions)

	Year Ended December 31		Fourth Quarter 2005	Third Quarter 2005	Second Quarter 2005	First Quarter 2005	Fourth Quarter 2004
	2005	2004
Trading-related Revenue and Equity Commissions
Net interest income(1)	$1,444	$2,039	$300	$316	$414	$414	$417
Trading account profits	1,664	1,023	216	484	258	706	233

Total trading-related revenue	3,108	3,062	516	800	672	1,120	650
Equity commissions(2)	794	667	204	196	205	189	173

Total	$3,902	$3,729	$720	$996	$877	$1,309	$823

Trading-related Revenue by Product and Equity Commissions
Fixed income	$1,054	$1,547	$160	$336	$107	$451	$283
Interest rate(1)	767	667	177	176	185	229	95
Foreign exchange	744	752	159	199	190	196	231
Equities	407	195	32	167	60	148	75
Equity commissions(2)	794	667	204	196	205	189	173
Commodities	87	45	34	(35)	67	21	33

Total trading-related revenue and equity commissions	3,853	3,873	766	1,039	814	1,234	890
Credit portfolio hedges(3)	49	(144)	(46)	(43)	63	75	(67)

Total	$3,902	$3,729	$720	$996	$877	$1,309	$823

	Year Ended December 31		Fourth Quarter 2005	Third Quarter 2005	Second Quarter 2005	First Quarter 2005	Fourth Quarter 2004
	2005	2004
Investment Banking Income
Securities underwriting	$787	$920	$204	$245	$181	$157	$209
Syndications	528	521	187	104	125	112	140
Advisory services	409	310	104	135	95	75	94
Other	25	32	6	7	6	6	7

Total investment banking income	$1,749	$1,783	$501	$491	$407	$350	$450

(1)	Fully taxable-equivalent basis

(2)	Included in Investment and Brokerage Services in the Consolidated Statement of Income.

(3)	Includes credit default swaps and related products used for credit risk management.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Global Capital Markets & Investment Banking Strategic Progress Continues

Source: Thomson Financial except Syndicated Loans and Leveraged Loans from Loan Pricing Corporation.

Significant US market share gains

Banc of America Securities increased market share in high yield, M&A, investment grade, public finance and common stock underwriting.

•	#1 in syndicated loans and leveraged loans, ranked by number of deals

•	Investment grade rank rose to #5 from #8 in YTD 04

•	Top 5 rankings in:

Syndicated loans

Leveraged loans

High yield

Investment Grade

Bank of America Corporation

Global Wealth and Investment Management Segment Results(1)

(Dollars in millions, except as noted)

	Year Ended December 31		Fourth Quarter 2005	Third Quarter 2005	Second Quarter 2005	First Quarter 2005	Fourth Quarter 2004
	2005	2004
Net interest income(2)	$3,770	$2,869	$993	$926	$910	$941	$834
Noninterest income
Investment & brokerage services	3,122	2,728	788	788	783	763	767
All other income	501	336	148	120	143	90	80

Total noninterest income	3,623	3,064	936	908	926	853	847

Total revenue(2)	7,393	5,933	1,929	1,834	1,836	1,794	1,681

Provision for credit losses	(5)	(20)	1	1	(9)	2	(4)
Noninterest expense	3,672	3,431	939	914	919	900	929

Income before income taxes	3,726	2,522	989	919	926	892	756
Income tax expense	1,338	917	353	336	334	315	273

Net income	$2,388	$1,605	$636	$583	$592	$577	$483

Shareholder value added	$1,337	$754	$353	$325	$330	$329	$228
Net interest yield(2)	3.21%	3.36%	3.41%	3.12%	3.03%	3.28%	3.16%
Return on average equity	23.34	19.35	23.13	23.23	23.24	23.79	19.38
Efficiency ratio(2)	49.66	57.83	48.63	49.85	50.04	50.20	55.23

Balance Sheet
Average
Total loans and leases	$54,021	$44,057	$57,103	$55,175	$52,967	$50,759	$47,956
Total earning assets	117,494	85,264	115,437	117,810	120,474	116,263	104,929
Total assets	125,289	91,889	123,205	125,687	128,401	123,867	112,682
Total deposits	115,301	83,053	112,809	116,068	118,234	114,098	102,489
Common equity/Allocated Equity	10,232	8,296	10,917	9,950	10,217	9,837	9,922
Period End
Total loans and leases	58,277	49,783	58,277	56,064	54,238	51,766	49,783
Total assets	127,156	122,587	127,156	123,578	127,466	127,830	122,587
Total deposits	113,389	111,107	113,389	114,301	116,831	117,561	111,107

Client assets (in billions)
Assets under management	$482.4	$451.5	$482.4	$457.4	$442.8	$433.4	$451.5
Client brokerage assets	161.7	149.9	161.7	155.6	150.9	150.7	149.9
Assets in custody	94.2	107.0	94.2	96.1	101.7	100.8	107.0

Total client assets	$738.3	$708.4	$738.3	$709.1	$695.4	$684.9	$708.4

(1)	Global Wealth and Investment Management services clients through five major businesses: Premier Banking, Banc of America Investments, The Private Bank, Columbia Management Group and Other Services.

(2)	Fully taxable-equivalent basis

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

All Other Results(1)

(Dollars in millions)

	Year Ended December 31		Fourth Quarter 2005	Third Quarter 2005	Second Quarter 2005	First Quarter 2005	Fourth Quarter 2004
	2005	2004
Net interest income(2)	$80	$139	$(17)	$45	$25	$27	$1
Noninterest income
Equity investment gains	1,646	750	403	565	414	264	402
All other income	(565)	(679)	(224)	(219)	76	(198)	(196)

Total noninterest income	1,081	71	179	346	490	66	206

Total revenue(2)	1,161	210	162	391	515	93	207

Provision for credit losses	41	343	2	42	(22)	19	(50)
Gains on sales of debt securities	823	2,016	(23)	13	204	629	100
Noninterest expense	729	847	98	275	148	208	489

Income before income taxes	1,214	1,036	39	87	593	495	(132)
Income tax expense (benefit)	170	237	(73)	(37)	155	125	(85)

Net income	$1,044	$799	$112	$124	$438	$370	$(47)

Shareholder value added	$(401)	$(266)	$(198)	$(304)	$86	$15	$(227)

Balance Sheet
Average
Total loans and leases	$124,271	$120,824	$128,143	$122,380	$118,086	$128,501	$127,860
Total earning assets	140,847	92,446	156,739	149,298	135,186	121,683	96,526
Total assets	180,702	130,053	197,031	189,535	175,848	159,884	136,611
Total deposits	19,163	17,033	14,665	15,203	22,428	24,507	18,803
Period End
Total loans and leases	131,114	128,462	131,114	129,869	121,213	129,771	128,462
Total assets	195,509	133,026	195,509	195,270	184,652	154,807	133,026
Total deposits	14,813	23,577	14,813	12,468	19,393	22,413	23,577

(1)	All Other consists primarily of Equity Investments, noninterest income and expense amounts associated with the Asset and Liability Management process (including gains on sales of debt securities), the residual impact of the allowance for credit losses processes and funds transfer pricing allocation methodologies, merger and restructuring charges, intersegment eliminations, and the results of certain consumer finance and commercial lending businesses that are being liquidated.

(2)	Fully taxable-equivalent basis

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Outstanding Loans and Leases

(Dollars in millions)

	December 31 2005	September 30 2005	Increase (Decrease) from 9/30/05
Residential mortgage	$182,587	$177,317	$5,270
Credit card	58,548	56,079	2,469
Home equity lines	62,098	59,337	2,761
Direct/Indirect consumer	45,490	49,585	(4,095)
Other consumer(1)	6,725	6,639	86

Total consumer	355,448	348,957	6,491

Commercial - domestic	140,533	130,730	9,803
Commercial real estate(2)	35,766	35,794	(28)
Commercial lease financing	20,705	20,284	421
Commercial - foreign	21,330	18,838	2,492

Total commercial	218,334	205,646	12,688

Total	$573,782	$554,603	$19,179

(1)	Includes consumer finance of $2,849 million and $2,988 million; foreign consumer of $3,841 million and $3,575 million; and consumer lease financing of $35 million and $76 million at December 31, 2005 and September 30, 2005.

(2)	Includes domestic commercial real estate loans of $35,181 million and $35,116 million; and foreign commercial real estate loans of $585 million and $678 million at December 31, 2005 and September 30, 2005.

Bank of America Corporation

Commercial Utilized Credit Exposure and Net Credit Default Protection by Industry(1)

(Dollars in millions)

	Commercial Utilized Credit Exposure(1)			Net Credit Default Protection
	December 31 2005	September 30 2005	Increase (Decrease)	December 31 2005	September 30 2005	(Increase) Decrease
Real estate(2)	$41,665	$42,839	$(1,174)	$(788)	$(843)	$55
Banks	26,514	23,831	2,683	31	(31)	62
Diversified financials	25,859	23,488	2,371	(543)	(515)	(28)
Retailing	23,913	25,046	(1,133)	(1,124)	(1,112)	(12)
Education and government	22,331	21,436	895	—	—	—
Individuals and trusts	17,237	17,230	7	(30)	—	(30)
Materials	16,477	13,914	2,563	(1,149)	(1,005)	(144)
Consumer durables and apparel	14,988	14,501	487	(772)	(852)	80
Capital goods	13,640	12,750	890	(751)	(799)	48
Commercial services and supplies	13,605	12,667	938	(472)	(295)	(177)
Transportation	13,449	12,904	545	(392)	(266)	(126)
Healthcare equipment and services	13,294	11,985	1,309	(709)	(979)	270
Leisure and sports, hotels and restaurants	13,005	12,657	348	(874)	(987)	113
Food, beverage and tobacco	11,578	11,150	428	(621)	(647)	26
Energy	9,992	10,769	(777)	(559)	(761)	202
Media	6,608	5,727	881	(1,790)	(1,609)	(181)
Religious and social organizations	6,340	6,140	200	—	—	—
Utilities	4,858	5,362	(504)	(899)	(877)	(22)
Insurance	4,692	4,760	(68)	(1,453)	(1,523)	70
Food and staples retailing	3,802	3,531	271	(334)	(361)	27
Technology hardware and equipment	3,737	3,378	359	(563)	(500)	(63)
Telecommunication services	3,461	3,486	(25)	(1,205)	(1,227)	22
Software and services	2,668	2,483	185	(299)	(301)	2
Automobiles and components	1,681	1,874	(193)	(679)	(796)	117
Pharmaceuticals and biotechnology	1,647	1,384	263	(470)	(281)	(189)
Household and personal products	379	457	(78)	75	50	25
Other(3)	2,587	2,864	(277)	1,677	(388)	2,065

Total	$320,007	$308,613	$11,394	$(14,693)	$(16,905)	$2,212

(1)	Includes loans and leases, standby letters of credit and financial guarantees, derivative assets, assets held for sale and commercial letters of credit. Derivative assets are reported on a mark-to-market basis and have not been reduced by the amount of collateral applied. Derivative asset collateral totaled $17.1 billion and $17.8 billion at December 31, 2005 and September 30, 2005.

(2)	Industries are viewed from a variety of perspectives to best isolate the perceived risks. For purposes of this table, the real estate industry is defined based upon the borrowers’ or counterparties’ primary business activity using operating cash flow and primary source of repayment as key factors.

(3)	This category represents net CDS index positions. CDS indices include a number of names distributed across a variety of industries. As of December 31, 2005 index positions were principally investment grade.

Certain prior period amounts have been reclassified to conform to current period presentation.

Bank of America Corporation

Net Credit Default Protection by Credit Exposure Debt Rating

(Dollars in millions)

	December 31, 2005		September 30, 2005
Ratings	Net Notional	Percent	Net Notional	Percent
AAA	$22	0.2%	$5	—%
AA	523	3.6	638	3.8
A	4,861	33.1	4,947	29.2
BBB	8,572	58.2	8,412	49.8
BB	1,792	12.2	2,158	12.8
B	424	2.9	341	2.0
CCC	149	1.0	20	0.1
CC	—	—	31	0.2
NR(1)	(1,650)	(11.2)	353	2.1

Total	$14,693	100.0%	$16,905	100.0%

(1)	In addition to unrated names, “NR” includes $1,677 million in net CDS index positions. While index positions are principally investment grade, CDS indices include names in and across each of the ratings categories.

Net Credit Default Protection by Maturity Profile

	December 31 2005	September 30 2005
Less than or equal to one year	—%	2%
Greater than one year and less than or equal to five years	65	75
Greater than five years	35	23

Total	100%	100%

Bank of America Corporation

Nonperforming Assets

(Dollars in millions)

	December 31 2005	September 30 2005	June 30 2005	March 31 2005	December 31 2004
Residential mortgage	$570	$493	$494	$536	$554
Home equity lines	117	88	75	70	66
Direct/Indirect consumer	37	32	33	32	33
Other consumer	61	75	76	83	85

Total consumer	785	688	678	721	738

Commercial - domestic	581	641	662	811	855
Commercial real estate	49	44	60	64	87
Commercial lease financing	62	61	282	249	266
Commercial - foreign	34	64	88	228	267

Total commercial	726	810	1,092	1,352	1,475

Total nonperforming loans and leases	1,511	1,498	1,770	2,073	2,213
Nonperforming securities(1)	—	—	14	153	140
Foreclosed properties	92	99	111	112	102

Total nonperforming assets(2)	$1,603	$1,597	$1,895	$2,338	$2,455

Loans past due 90 days or more and still accruing	$1,455	$1,417	$1,235	$1,211	$1,294
Nonperforming assets / Total assets	0.12%	0.13%	0.15%	0.19%	0.22%
Nonperforming assets / Total loans, leases and foreclosed properties	0.28	0.29	0.36	0.44	0.47
Nonperforming loans and leases / Total loans and leases	0.26	0.27	0.33	0.39	0.42
Allowance for credit losses:
Allowance for loan and lease losses	$8,045	$8,326	$8,319	$8,313	$8,626
Reserve for unfunded lending commitments	395	390	383	394	402

Total	$8,440	$8,716	$8,702	$8,707	$9,028

Allowance for loan and lease losses / Total loans and leases	1.40%	1.50%	1.57%	1.57%	1.65%
Allowance for loan and lease losses / Total nonperforming loans and leases	532	556	470	401	390
Commercial criticized exposure	$7,527	$7,632	$7,731	$8,858	$10,249
Commercial criticized exposure / Commercial utilized exposure	2.35%	2.47%	2.59%	2.95%	3.44%

Loans are classified as domestic or foreign based upon the domicile of the borrower.

(1)	The decline in nonperforming securities was primarily driven by an exchange of nonperforming securities for a combination of performing securities in Argentina that resulted from the completion of a government mandated securities exchange program.

(2)	Balances do not include $50, $93, $49, $76 and $151 of nonperforming assets, primarily loans held-for-sale, included in Other Assets at December 31, 2005, September 30, 2005, June 30, 2005, March 31, 2005 and December 31, 2004, respectively.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Quarterly Net Charge-offs and Net Charge-off Ratios

(Dollars in millions)

	Fourth Quarter 2005		Third Quarter 2005		Second Quarter 2005		First Quarter 2005		Fourth Quarter 2004
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Residential mortgage	$5	0.01%	$7	0.02%	$11	0.03%	$4	0.01%	$6	0.01%
Credit card	1,366	9.53	772	5.55	774	5.91	740	5.85	691	5.57
Home equity lines	7	0.04	9	0.06	9	0.07	6	0.05	4	0.03
Direct/Indirect consumer	81	0.69	60	0.50	46	0.43	61	0.60	55	0.55
Other consumer(1)	118	7.06	58	3.42	43	2.48	56	3.12	45	2.39

Total consumer	1,577	1.79	906	1.06	883	1.09	867	1.07	801	0.98

Commercial - domestic	97	0.28	54	0.17	(7)	(0.02)	26	0.09	27	0.09
Commercial real estate	(3)	(0.03)	2	0.02	1	0.01	—	—	1	0.02
Commercial lease financing	(12)	(0.25)	209	4.06	9	0.19	25	0.48	11	0.21
Commercial - foreign	(11)	(0.21)	(26)	(0.55)	(6)	(0.15)	(29)	(0.66)	5	0.09

Total commercial	71	0.13	239	0.47	(3)	(0.01)	22	0.05	44	0.09

Total net charge-offs	$1,648	1.16	$1,145	0.84	$880	0.68	$889	0.69	$845	0.65

By Business Segment:
Global Consumer and Small Business Banking	$1,535	4.08%	$887	2.42%	$861	2.44%	$817	2.38%	$756	2.18%
Global Business and Financial Services	114	0.24	292	0.63	(8)	(0.02)	82	0.19	72	0.17
Global Capital Markets and Investment Banking	(27)	(0.29)	(52)	(0.63)	3	0.04	(43)	(0.50)	(25)	(0.29)
Global Wealth and Investment Management	(1)	(0.01)	(1)	(0.01)	5	0.04	—	—	3	0.03
All Other	27	0.09	19	0.06	19	0.07	33	0.10	39	0.12

Total net charge-offs	$1,648	1.16	$1,145	0.84	$880	0.68	$889	0.69	$845	0.65

Loans are classified as domestic or foreign based upon the domicile of the borrower.

(1)	Includes lease financing of $2 million, $2 million, $2 million, $3 million and $5 million for the quarters ended December 31, 2005, September 30, 2005, June 30, 2005, March 31, 2005 and December 31, 2004, respectively.

Bank of America Corporation

Year-to-Date Net Charge-offs and Net Charge-off Ratios

(Dollars in millions)

	Year Ended December 31
	2005		2004
	Amount	Percent	Amount	Percent
Residential mortgage	$27	0.02%	$36	0.02%
Credit card	3,652	6.76	2,305	5.31
Home equity lines	31	0.05	15	0.04
Direct/Indirect consumer	248	0.55	208	0.55
Other consumer(1)	275	3.99	193	2.51

Total consumer	4,233	1.26	2,757	0.93

Commercial - domestic	170	0.13	177	0.15
Commercial real estate	—	—	(3)	(0.01)
Commercial lease financing	231	1.13	9	0.05
Commercial - foreign	(72)	(0.39)	173	1.05

Total commercial	329	0.16	356	0.20

Total net charge-offs	$4,562	0.85	$3,113	0.66

By Business Segment:
Global Consumer and Small Business Banking	$4,100	2.85%	$2,541	2.08%
Global Business and Financial Services	480	0.27	266	0.18
Global Capital Markets and Investment Banking	(119)	(0.35)	126	0.37
Global Wealth and Investment Management	3	0.01	6	0.01
All Other	98	0.08	174	0.14

Total net charge-offs	$4,562	0.85	$3,113	0.66

Loans are classified as domestic or foreign based upon the domicile of the borrower.

(1)	Includes lease financing of $9 million and $27 million for the year ended December 31, 2005 and 2004.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Selected Emerging Markets(1)

(Dollars in millions)	Loans and Leases, and Loan Commitments	Other Financing(2)	Derivative Assets(3)	Securities/ Other Investments(4)	Total Cross- border Exposure(5)	Local Country Exposure Net of Local Liabilities(6)	Total Foreign Exposure December 31, 2005	Increase/ (Decrease) from December 31, 2004
Region/Country
Asia Pacific
China(7)	$172	$91	$110	$3,031	$3,404	$0	$3,404	$3,296
India	547	176	341	482	1,546	45	1,591	99
South Korea	267	474	52	305	1,098	57	1,155	(228)
Taiwan	266	77	84	48	475	448	923	(404)
Hong Kong	216	76	99	216	607	0	607	(512)
Singapore	209	7	45	209	470	0	470	130
Other Asia Pacific(8)	46	88	43	248	425	170	595	49

Total Asia Pacific	1,723	989	774	4,539	8,025	720	8,745	2,430

Latin America
Brazil(9)	1,008	187	0	44	1,239	2,232	3,471	(79)
Mexico	821	176	58	2,271	3,326	0	3,326	460
Chile	236	19	0	8	263	717	980	(200)
Argentina	68	24	0	102	194	0	194	(197)
Other Latin America(8)	126	134	7	84	351	8	359	(716)

Total Latin America	2,259	540	65	2,509	5,373	2,957	8,330	(732)

Central and Eastern Europe(8)	26	42	9	65	142	0	142	(99)

Total	$4,008	$1,571	$848	$7,113	$13,540	$3,677	$17,217	$1,599

(1)	There is no generally accepted definition of emerging markets. The definition that we use includes all countries in Latin America excluding Cayman Islands and Bermuda; all countries in Asia Pacific excluding Japan, Australia and New Zealand; and all countries in Central and Eastern Europe excluding Greece.

(2)	Includes acceptances, standby letters of credit, commercial letters of credit and formal guarantees.

(3)	Derivative assets are reported on a mark-to-market basis and have not been reduced by the amount of collateral applied. Derivative asset collateral totaled $58 million and and $361 million at December 31, 2005 and 2004.

(4)	Generally, cross-border resale agreements are presented based on the domicile of the counterparty because the counterparty has the legal obligation for repayment except where the underlying securities are U.S. Treasuries, in which case the domicile is in the U.S., and therefore, excluded from this presentation. For regulatory reporting under Federal Financial Institutions Examination Council (FFIEC) guidelines, cross-border resale agreements are presented based on the domicile of the issuer of the securities that are held as collateral.

(5)	Cross-border exposure includes amounts payable to the Corporation by borrowers or counterparties with a country of residence other than the one in which the credit is booked, regardless of the currency in which the claim is denominated, consistent with FFIEC reporting rules.

(6)	Local country exposure includes amounts payable to the Corporation by borrowers with a country of residence in which the credit is booked, regardless of the currency in which the claim is denominated. Management subtracts local funding or liabilities from local exposures as allowed by the FFIEC. Total amount of available local liabilities funding local country exposure at December 31, 2005 was $24.2 billion compared to $17.2 billion at December 31, 2004. Local liabilities at December 31, 2005 in Asia Pacific and Latin America was $13.6 billion and $10.6 billion, of which $8.4 billion was in Hong Kong, $5.3 billion in Brazil, $3.1 billion in Singapore, $1.7 billion in Argentina, $1.6 billion in Chile, $1.2 billion in Mexico, $782 million in India and $718 million in Uruguay. There were no other countries with available local liabilities funding local country exposure greater than $500 million.

(7)	Securities/Other Investments includes equity investment of $3.0 billion in China Construction Bank (CCB).

(8)	Other Asia Pacific, Other Latin America and Central and Eastern Europe include countries each with total foreign exposure of less than $300 million.

(9)	The Corporation has risk mitigation instruments associated with certain exposures for Brazil, including structured trade related transfer risk mitigation of $830 million and $950 million, third party funding of $313 million and $286 million, and linked certificates of deposit of $59 million and $125 million at December 31, 2005 and 2004. The resulting total foreign exposure net of risk mitigation was $2.3 billion and $2.2 billion at December 31, 2005 and 2004.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America/FleetBoston

Pro Forma Combined Statement of Income

Total Corporation

The following pro forma combined financial information and explanatory notes present how the combined financial statements of Bank of America and FleetBoston may have appeared had the businesses actually been combined at the beginning of the period presented. The pro forma combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented and had the impact of possible revenue enhancements, expense efficiencies, hedging activities, asset dispositions, and share repurchases, among other factors, been considered.

	For the Year Ended December 31, 2004
(Dollars in millions, except per share information)	Bank of America Post Merger	FleetBoston Premerger	Pro Forma Adjustments		Combined
Net interest income	$28,794	$1,705	$82	(A) (B) (C) (D) (E)	$30,581
Noninterest income
Service charges	6,989	385	(38)	(F)	7,336
Investment and brokerage services	3,614	413			4,027
Mortgage banking income	414	6			420
Investment banking income	1,886	33			1,919
Equity investment gains	863	86			949
Card income	4,592	152	148	(C) (F) (G)	4,892
Trading account profits	869	49			918
Other income	858	284	—		1,142

Total noninterest income	20,085	1,408	110		21,603

Total revenue	48,879	3,113	192		52,184
Provision for credit losses	2,769	—	—		2,769
Gains on sales of securities	2,123	49	—		2,172
Noninterest expense
Personnel	13,435	899	(5)	(H)	14,329
Occupancy	2,379	136	(14)	(I)	2,501
Equipment	1,214	101	(5)	(I)	1,310
Marketing	1,349	95	53	(G)	1,497
Professional Fees	836	89			925
Amortization of intangibles	664	21	120	(J)	805
Data Processing	1,330	103			1,433
Telecommunications	730	21			751
Other general operating (including indirect expenses)	4,457	499	—		4,956
Merger and restructuring charges	618	—			618

Total noninterest expense	27,012	1,964	149		29,125

Income before income taxes	21,221	1,198	43		22,462
Income tax expense	7,078	425	56	(K)	7,559

Net income	14,143	773	(13)		14,903
Net income available to common shareholders	14,127	768	(13)		14,882
Earnings per share	3.76	0.72			3.67
Diluted earnings per share	3.69	0.71			3.61
Merger and restructuring charges, net of tax	411	—	—		411
Operating net income	14,554	773	(13)		15,314
Operating net income available to common shareholders	14,538	768	(13)		15,293
Operating diluted earnings per share	3.80	0.71			3.71
Impact of merger and restructuring charges	$0.11	$—	$(0.01)		$0.10
Average common shares issued and outstanding (in thousands)	3,758,507	1,071,104	(775,289)	(L)	4,054,322
Average diluted common shares issued and outstanding (in thousands)	3,823,943	1,086,636	(785,908)	(L)	4,124,671

Certain prior period amounts have been reclassified to conform with current period presentation.

Bank of America/FleetBoston

Pro Forma Combined Statement of Income

Global Consumer and Small Business

The following pro forma combined financial information and explanatory notes present how the combined financial statements of Bank of America and FleetBoston may have appeared had the businesses actually been combined at the beginning of the period presented. The pro forma combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented and had the impact of possible revenue enhancements, expense efficiencies, hedging activities, asset dispositions, and share repurchases, among other factors, been considered.

	For the Year Ended December 31, 2004
(Dollars in millions)	Bank of America Post Merger	FleetBoston Premerger	Pro Forma Adjustments	(M)	Combined
Net interest income	$15,911	$967	$(10)		$16,868
Noninterest income
Service charges	4,329	191	(38)		4,482
Investment and brokerage services	—	—			—
Mortgage banking income	589	6			595
Investment banking income	—	—			—
Equity investment gains	—	—			—
Card income	4,359	120	148		4,627
Trading account profits	(361)	6			(355)
Other income	329	20	—		349

Total noninterest income	9,245	343	110		9,698

Total revenue	25,156	1,310	100		26,566
Provision for credit losses	3,333	143			3,476
Gains on sales of securities	117	—			117
Noninterest expense
Personnel	3,181	197			3,378
Occupancy	1,165	74	(1)		1,238
Equipment	205	13			218
Marketing	1,061	57	55		1,173
Professional Fees	76	6			82
Amortization of intangibles	441	15	80		536
Data Processing	360	14			374
Telecommunications	199	3			202
Other general operating (including indirect expenses)	5,867	250	(1)		6,116
Merger and restructuring charges	—	—			—

Total noninterest expense	12,555	629	133		13,317

Income before income taxes	9,385	538	(33)		9,890
Income tax expense	3,414	242	(43)		3,613

Net Income	$5,971	$296	$10		$6,277

Certain prior period amounts have been reclassified to conform with current period presentation.

Bank of America/FleetBoston

Pro Forma Combined Statement of Income

Global Business and Financial Services

The following pro forma combined financial information and explanatory notes present how the combined financial statements of Bank of America and FleetBoston may have appeared had the businesses actually been combined at the beginning of the period presented. The pro forma combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented and had the impact of possible revenue enhancements, expense efficiencies, hedging activities, asset dispositions, and share repurchases, among other factors, been considered.

	For the Year Ended December 31, 2004
(Dollars in millions)	Bank of America Post Merger	FleetBoston Premerger	Pro Forma Adjustments	(M)	Combined
Net interest income	$6,534	$549	$30		$7,113
Noninterest income
Service charges	1,287	118			1,405
Investment and brokerage services	168	36			204
Mortgage banking income	7	4			11
Investment banking income	132	19			151
Equity investment gains	52	2			54
Card income	82	9			91
Trading account profits	128	36			164
Other income	861	187	—		1,048

Total noninterest income	2,717	411	—		3,128

Total revenue	9,251	960	30		10,241
Provision for credit losses	(442)	81			(361)
Gains on sales of securities	—	—			—
Noninterest expense
Personnel	1,517	236			1,753
Occupancy	217	28	(3)		242
Equipment	46	14	(1)		59
Marketing	62	8			70
Professional Fees	69	13			82
Amortization of intangibles	113	3	21		137
Data Processing	65	18			83
Telecommunications	45	6			51
Other general operating (including indirect expenses)	1,464	211	5		1,680
Merger and restructuring charges	—	—			—

Total noninterest expense	3,598	537	22		4,157

Income before income taxes	6,095	342	8		6,445
Income tax expense	2,251	109	10		2,370

Net Income	$3,844	$233	$(2)		$4,075

Certain prior period amounts have been reclassified to conform with current period presentation.

Bank of America/FleetBoston

Pro Forma Combined Statement of Income

Global Capital Markets and Investment Banking

The following pro forma combined financial information and explanatory notes present how the combined financial statements of Bank of America and FleetBoston may have appeared had the businesses actually been combined at the beginning of the period presented. The pro forma combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented and had the impact of possible revenue enhancements, expense efficiencies, hedging activities, asset dispositions, and share repurchases, among other factors, been considered.

	For the Year Ended December 31, 2004
(Dollars in millions)	Bank of America Post Merger	FleetBoston Premerger	Pro Forma Adjustments	(M)	Combined
Net interest income	$4,058	$161	$(9)		$4,210
Noninterest income
Service charges	1,287	56			1,343
Investment and brokerage services	705	15			720
Mortgage banking income	7	2			9
Investment banking income	1,783	7			1,790
Equity investment gains	58	—			58
Card income	151	—			151
Trading account profits	1,023	26			1,049
Other income	(26)	50	—		24

Total noninterest income	4,988	156	—		5,144

Total revenue	9,046	317	(9)		9,354
Provision for credit losses	(445)	15			(430)
Gains on sales of securities	(10)	—			(10)
Noninterest expense
Personnel	2,356	39			2,395
Occupancy	254	5			259
Equipment	33	—			33
Marketing	52	—			52
Professional Fees	213	1			214
Amortization of intangibles	43	2	4		49
Data Processing	67	2			69
Telecommunications	43	—			43
Other general operating (including indirect expense allocations)	3,520	81	(1)		3,600
Merger and restructuring charges	—	—			—

Total noninterest expense	6,581	130	3		6,714

Income before income taxes	2,900	172	(12)		3,060
Income tax expense	976	81	(16)		1,041

Net Income	$1,924	$91	$4		$2,019

Certain prior period amounts have been reclassified to conform with current period presentation.

Bank of America/FleetBoston

Pro Forma Combined Statement of Income

Global Wealth and Investment Management

The following pro forma combined financial information and explanatory notes present how the combined financial statements of Bank of America and FleetBoston may have appeared had the businesses actually been combined at the beginning of the period presented. The pro forma combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented and had the impact of possible revenue enhancements, expense efficiencies, hedging activities, asset dispositions, and share repurchases, among other factors, been considered.

	For the Year Ended December 31, 2004
(Dollars in millions)	Bank of America Post Merger	FleetBoston Premerger	Pro Forma Adjustments	(M)	Combined
Net interest income	$2,869	$83	$—		$2,952
Noninterest income
Service charges	82	1			83
Investment and brokerage services	2,728	379			3,107
Mortgage banking income	58	—			58
Investment banking income	19	3			22
Equity investment gains	3	3			6
Card income	—	—			—
Trading account profits	86	41			127
Other income	88	15	—		103

Total noninterest income	3,064	442	—		3,506

Total revenue	5,933	525	—		6,458
Provision for credit losses	(20)	2			(18)
Gains on sales of securities	—	—			—
Noninterest expense
Personnel	1,422	165			1,587
Occupancy	155	17	(1)		171
Equipment	21	3			24
Marketing	41	5			46
Professional Fees	151	13			164
Amortization of intangibles	62	(1)	14		75
Data Processing	56	13			69
Telecommunications	30	2			32
Other general operating (including indirect expenses)	1,493	332	(1)		1,824
Merger and restructuring charges	—	—			—

Total noninterest expense	3,431	549	12		3,992

Income before income taxes	2,522	(26)	(12)		2,484
Income tax expense	917	37	(16)		938

Net Income	$1,605	$(63)	$4		$1,546

Certain prior period amounts have been reclassified to conform with current period presentation.

Bank of America/FleetBoston

Pro Forma Combined Statement of Income

All Other

The following pro forma combined financial information and explanatory notes present how the combined financial statements of Bank of America and FleetBoston may have appeared had the businesses actually been combined at the beginning of the period presented. The pro forma combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented and had the impact of possible revenue enhancements, expense efficiencies, hedging activities, asset dispositions, and share repurchases, among other factors, been considered.

	For the Year Ended December 31, 2004
(Dollars in millions)	Bank of America Post Merger	FleetBoston Premerger	Pro Forma Adjustments	(M)	Combined
Net interest income (Includes FTE offset)	$(578)	$(55)	$71		$(562)
Noninterest income
Service charges	4	19	—		23
Investment and brokerage services	13	(17)	—		(4)
Mortgage banking income	(247)	(6)	—		(253)
Investment banking income	(48)	4	—		(44)
Equity investment gains	750	81	—		831
Card income	—	23	—		23
Trading account profits	(7)	(60)	—		(67)
Other income	(394)	12	—		(382)

Total noninterest income	71	56	—		127

Total revenue	(507)	1	71		(435)
Provision for credit losses	343	(241)	—		102
Gains on sales of securities	2,016	49	—		2,065
Noninterest expense
Personnel	4,959	262	(5)		5,216
Occupancy	588	12	(9)		591
Equipment	909	71	(4)		976
Marketing	133	25	(2)		156
Professional Fees	327	56	—		383
Amortization of intangibles	5	2	1		8
Data Processing	782	56	—		838
Telecommunications	413	10	—		423
Other general operating (including indirect expenses)	(7,887)	(375)	(2)		(8,264)
Merger and restructuring charges	618	—	—		618

Total noninterest expense	847	119	(21)		945

Income before income taxes	319	172	92		583
Income tax expense (includes FTE offset)	(480)	(44)	121		(403)

Net Income	$799	$216	$(29)		$986

Certain prior	period amounts have been reclassified to conform with current period presentation.

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

(A)	An adjustment of $770 million to decrease the book value of the loan and lease portfolio to fair value was recorded. The adjustment will be recognized over the estimated remaining life of the loan and lease portfolio. The impact of the adjustment was to increase Interest Income by approximately $40 million for the year ended December 31, 2004.

(B)	An adjustment of $84 million to decrease the book value of the securities portfolio to fair value was recorded. Certain unrealized gains currently reflected in other comprehensive income by FleetBoston will be accounted for as a premium paid by Bank of America and will be recognized over the remaining life of the securities portfolio. The impact of the amortization of the premium/ discount was to increase Interest Income by approximately $11 million for the year ended December 31, 2004.

(C)	An adjustment of $54 million to reclassify FleetBoston’s credit card late fee revenue from Other Interest Income to Card Income to conform with Bank of America’s classification.

(D)	An adjustment of $313 million to increase the book value of fixed-rate deposit liabilities to fair value was recorded. The adjustment will be recognized over the estimated remaining term of the related deposit liabilities. The impact of the adjustment was to decrease Interest Expense by approximately $20 million for the year ended December 31, 2004.

(E)	An adjustment of $1.182 billion to increase the book value of outstanding long-term debt instruments to fair value was recorded. The adjustment will be recognized over the remaining life of the long-term debt instruments. The impact of the fair value adjustment was to decrease Interest Expense by approximately $66 million for the year ended December 31, 2004.

(F)	Adjustment to reclassify FleetBoston’s debit card revenue from Service Charges to Card Income to conform with Bank of America’s classification.

(G)	Adjustment to reclassify FleetBoston’s credit card marketing expense from Card Income to Marketing Expense to conform with Bank of America’s classification. The impact of this reclassification was to increase both Card Income and Marketing Expense by approximately $53 million for the year ended December 31, 2004.

(H)	Adjustment of fixed-rate deferred compensation plans to current interest rates.

(I)	An adjustment of $738 million to decrease the book value of owned real estate, leased property and related improvements, signage and computer equipment to fair value was recorded. The effect of these adjustments was to reduce occupancy costs by $14 million and equipment costs by $5 million for the year ended December 31, 2004.

(J)	For purchase accounting a core deposit intangible of $2.174 billion, a purchased credit card relationship intangible of $660 million and other customer relationship intangibles of $409 million were recorded. These intangibles will be amortized over a period not to exceed ten years, on an accelerated basis for the core deposit intangible and purchased credit card relationship intangible and a straight-line basis for the other customer relationship intangibles. The value of the intangibles represents the estimated future economic benefit resulting from the acquired customer balances and relationships. This value was estimated by considering cash flows from the current balances of accounts, expected growth or attrition in balances, and the estimated life of the relationship. The impact of these adjustments was to increase Amortization of Intangibles $120 million for the year ended December 31, 2004.

(K)	Adjustment to record the tax effect of the pro forma adjustments using Bank of America’s statutory tax rate of 36.9 percent. The increase in the effective tax rate from the statutory rate of 36.9 percent reflects the effect of the accounting for leverage leases in accordance with Financial Accounting Standards Board Interpretation No. 21 “Accounting for Leases in a Business Combination.”

(L)	Weighted average shares were calculated using the historical weighted average shares outstanding for Bank of America and FleetBoston, adjusted using the exchange ratio to obtain the equivalent shares of Bank of America common stock for the year ended December 31, 2004. Both the historical weighted average shares outstanding of Bank of America and the exchange ratio have been adjusted to reflect the stock split. Earnings per share data has been computed based on the combined historical income of Bank of America, income from continuing operations for FleetBoston and the impact of pro forma purchase accounting adjustments.

(M)	Reflects purchase accounting adjustments which were allocated to the business segments and All Other primarily based on how the assets acquired and liabilities assumed in the FleetBoston acquisition were allocated to the respective business segments.

Bank of America/FleetBoston

Additional Pro Forma Calculations

For the Year Ended December 31, 2004

(Dollars in millions)	Bank of America Postmerger	FleetBoston Premerger	Pro Forma Adjustments		Combined
Average Managed Credit Card Balance Outstanding
Average Managed Credit Card Balance Outstanding	$50,296	$4,144	$—		$54,440
Card Services - Managed
Total revenue	8,140	673	54	(A)	8,867
Income before taxes	2,332	249	(23)		2,558
Net income	1,492	159	8	(A)	1,659
Card Services - Held
Total revenue	7,526	441	54	(A)	8,021
Income before taxes	2,242	190	(23)		2,409
Net income	1,435	122	6	(A)	1,563
Consumer and Small Business Banking Excluding Card Services - Held
Total revenue - Consumer and Small Business Banking	$25,156	$1,310	$100	(B)	$26,566
Total revenue - Card Services	7,526	441	54	(A)	8,021

Total revenue - Consumer and Small Business Banking excluding Card Services - Held	$17,630	$869	$46		$18,545

Net income - Consumer and Small Business Banking	$5,971	$296	$10	(B)	$6,277
Net income - Card Services	1,435	122	6	(A)	1,563

Net income - Consumer and Small Business Banking excluding Card Services - Held	$4,536	$174	$4		$4,714

Global Treasury Services
Total revenue	4,637	307	—		4,944
Net income	1,257	119	—		1,376
Core Net Interest Income
Net interest income (FTE)	$29,511	$1,718	$82	(C)	$31,311
Trading related net interest income	2,039	—	—		2,039

Core net interest income	$27,472	$1,718	$82	(C)	$29,272

(A)	- Includes pro forma adjustments A, C, G and J as described on page 35 related to Card Services.

(B)	- Includes pro forma adjustments A, C, F, G, I and J as described on page 35 related to Global Consumer and Small Business Banking.

(C)	- Includes pro forma adjustments A, B, C, D and E as described on page 35.

The difference between the held and managed information above is the impact of the securitized portfolio.

MBNA Corporation

Financial Highlights

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(Dollars in millions, except per share information)	2005	2004	2005	2004
For the Period
Net income	$389	$769	$1,771	$2,677
Total revenue	2,509	2,819	10,275	10,794
Noninterest expense	1,658	1,354	6,541	5,517
Provision for credit losses	279	257	1,001	1,147
Per Common Share
Earnings per common share	$.30	$.60	$1.39	$2.08
Diluted earnings per common share	.30	.59	1.37	2.05
Cash dividends declared	.14	.12	.56	.48
Book value (period-end)	10.64	10.26
At Period-End
Assets	$61,862	$61,714
Loan receivables	37,507	33,759
Deposits	28,661	31,240
Total stockholders’ equity	13,410	13,323
Ratios
Return on average assets	2.50%	4.96%	2.86%	4.39%
Return on average common stockholders’ equity	11.70	23.65	13.61	22.09
Net interest margin(1)	5.89	5.36	5.72	5.33
Total equity to total assets (period-end)	21.68	21.59
Tier 1 capital(2)	$13,804	$13,968
Leverage ratio(2)	22.58%	22.80%
Tier 1 risk-based capital ratio(2)	20.56	21.82
Total risk-based capital ratio(2)	23.44	25.39
Asset Quality - Loan Receivables
Delinquency(3)	2.54%	3.29%
Net credit loss(4)	4.66	3.74	3.88%	4.26%
Volume
Sales volume	$40,382	$38,023	$148,618	$137,207
Cash advance volume	20,593	15,993	79,915	68,954

Total volume	$60,975	$54,016	$228,533	$206,161

Managed Data(5)
At Period End:
Loan receivables	$37,507	$33,759
Securitized loans	90,062	87,859

Total managed loans	$127,569	$121,618

Average for the Period:
Loan receivables	$35,915	$31,474	$33,437	$31,056
Securitized loans	88,940	87,496	86,508	87,040

Total managed loans	$124,855	$118,970	$119,945	$118,096

For the Period:
Delinquency (3)	3.47%	4.13%
Net credit loss (4)	5.92	4.43	4.84%	4.74%
Net interest margin (1)	6.88	7.94	7.44	7.98
Total revenue	$3,939	$3,841	$14,781	$15,071
Provision for credit losses	1,709	1,279	5,507	5,424

(1)	Net interest margin ratios are presented on a fully taxable equivalent basis.

(2)	December 31, 2005 amounts are estimates.

(3)	Delinquency represents accruing loans that are 30 days or more past due.

(4)	MBNA Corporation’s net credit loss ratio is calculated by dividing annualized net credit losses, which exclude uncollectible accrued interest and fees and fraud losses, for the period by average loans, which include the estimated collectible billed interest and fees for the corresponding period.

(5)	MBNA Corporation allocates resources on a managed basis, and financial data provided to management reflects MBNA Corporation’s results on a managed basis. Managed data assumes MBNA Corporation’s securitized loan principal receivables have not been sold and presents the earnings on securitized loan principal receivables in the same fashion as MBNA Corporation’s owned loans. Management, equity and debt analysts, rating agencies and others evaluate MBNA Corporation’s operations on a managed basis because the loans that are securitized are subject to underwriting standards comparable to MBNA Corporation’s owned loans, and MBNA Corporation services the securitized and owned loans, and the related accounts, together and in the same manner without regard to ownership of the loans. In a securitization, the account relationships are not sold to the trust. MBNA Corporation continues to own and service the accounts that generate the securitized loan principal receivables. The credit performance of the entire managed loan portfolio is important to understand the quality of loan originations and the related credit risks inherent in the owned portfolio and retained interests in its securitization transactions.

Exhibit A reconciles as reported income statement data for the period to managed revenue and managed provision for credit losses, the loan receivables net credit loss ratio to the managed net credit loss ratio, the loan receivables delinquency ratio to the managed delinquency ratio, and the net interest margin ratio to the managed net interest margin ratio. Managed revenue includes the impact of the gain recognized on securitized loan principal receivables in accordance with Statement of Financial Accounting Standards No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities - a replacement of FASB Statement No. 125” (“Statement No. 140”).

MBNA Corporation

Consolidated Statements of Income

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(Dollars in millions, except per share data)	2005	2004	2005	2004
Net interest income	$718	$663	$2,767	$2,537
Noninterest income:
Securitization income	1,246	1,772	5,700	6,753
Interchange	115	123	456	442
Loan fees	263	183	881	756
Insurance	70	51	256	201
Other	97	27	215	105

Total noninterest income	1,791	2,156	7,508	8,257

Total revenue	2,509	2,819	10,275	10,794
Provision for credit losses	279	257	1,001	1,147
Gains on sales of debt securities	—	1	—	1
Noninterest expense:
Personnel	521	555	2,103	2,221
Occupancy	44	47	172	185
Equipment	120	111	468	405
Restructuring charge	2	—	766	—
Merger related stock based compensation	180	—	180	—
Other	791	641	2,852	2,706

Total noninterest expense	1,658	1,354	6,541	5,517

Income before income taxes	572	1,209	2,733	4,131
Income tax expense	183	440	962	1,454

Net income	$389	$769	$1,771	$2,677

Earnings per common share	$.30	$.60	$1.39	$2.08
Diluted earnings per common share	.30	.59	1.37	2.05

MBNA Corporation

Consolidated Balance Sheets - Period End

	December 31,
(Dollars in millions)	2005	2004
Assets:
Cash and cash equivalents	$1,126	$950
Investments	6,818	10,734
Loan receivables	37,507	33,759
Allowance for loan losses	(837)	(1,137)

Loan receivables, net of allowance	36,670	32,622
Accounts receivable from securitization	8,432	8,444
Intangible assets and goodwill, net	3,573	3,573
Other assets	5,243	5,391

Total assets	$61,862	$61,714

Liabilities:
Deposits	$28,661	$31,240
Short-term borrowings	2,730	2,104
Long-term debt	13,698	11,423
Other liabilities	3,363	3,624

Total liabilities	48,452	48,391
Stockholders’ equity:
Preferred stock ($.01 par value; authorized - 20,000,000 shares; issued and outstanding - 0 and 8,573,882 shares)	—	206
Common stock ($.01 par value; authorized - 1,500,000,000 shares; issued and outstanding - 1,260,047,757 and 1,277,671,875 shares)	13,410	13,117

Total stockholders’ equity	13,410	13,323

Total liabilities and stockholders’ equity	$61,862	$61,714

MBNA Corporation

Average Balances and Interest Rates – Fully Taxable Equivalent Basis(1)

For the Three Months Ended,	December 31, 2005			December 31, 2004
(FTE Basis) (Dollars in millions)	Average Balance	Interest or Expense	Yield / Rate	Average Balance	Interest or Expense	Yield / Rate
Assets:
Investments	$8,874	$83	3.73%	$13,614	$85	2.50%
Other interest-earning assets	3,595	84	9.22	4,181	81	7.67
Domestic loan receivables	23,584	688	11.56	21,131	635	11.95
Foreign loan receivables	12,331	327	10.53	10,343	265	10.20

Total interest-earning assets	48,384	1,182	9.69	49,269	1,066	8.61
Allowance for loan losses	(941)			(1,147)
Other assets	14,350			13,577

Total assets	$61,793			$61,699

Liabilities:
Interest-bearing deposits:
Domestic time deposits	$18,451	185	3.99	$20,834	204	3.90
Domestic money market deposit accounts	6,441	62	3.81	6,876	30	1.74
Domestic other deposits	14	—	3.40	159	1	1.62
Foreign time deposits	977	7	2.69	1,295	14	4.46

Total interest-bearing deposits	25,883	254	3.90	29,164	249	3.40
Short-term borrowings	2,199	25	4.51	1,921	26	5.34
Long-term debt	13,756	184	5.30	11,437	128	4.44

Total interest-bearing liabilities	41,838	463	4.39	42,522	403	3.77
Noninterest-bearing deposits	2,828			2,701
Other liabilities	3,926			3,335

Total liabilities	48,592			48,558
Stockholders’ equity	13,201			13,141

Total liabilities and stockholders’ equity	$61,793			$61,699

Net interest income		$719			$663

Net interest margin			5.89			5.36
Net interest spread			5.30			4.84

For the Twelve Months Ended,	December 31, 2005			December 31, 2004
(FTE Basis) (Dollars in millions)	Average Balance	Interest or Expense	Yield / Rate	Average Balance	Interest or Expense	Yield / Rate
Assets:
Investments	$11,213	$376	3.35%	$12,446	$262	2.11%
Other interest-earning assets	3,793	337	8.88	4,121	316	7.67
Domestic loan receivables	21,563	2,550	11.83	21,496	2,517	11.71
Foreign loan receivables	11,874	1,260	10.62	9,560	975	10.20

Total interest-earning assets	48,443	4,523	9.34	47,623	4,070	8.55
Allowance for loan losses	(1,035)			(1,206)
Other assets	14,480			14,536

Total assets	$61,888			$60,953

Liabilities:
Interest-bearing deposits:
Domestic time deposits	$19,843	777	3.92	$20,849	830	3.98
Domestic money market deposit accounts	6,390	193	3.02	7,437	121	1.62
Domestic other deposits	72	2	2.48	137	2	1.24
Foreign time deposits	1,245	48	3.87	818	29	3.57

Total interest-bearing deposits	27,550	1,020	3.70	29,241	982	3.36
Short-term borrowings	2,241	97	4.33	1,923	77	4.00
Long-term debt	12,623	637	5.05	11,715	473	4.04

Total interest-bearing liabilities	42,414	1,754	4.14	42,879	1,532	3.57
Noninterest-bearing deposits	2,810			2,653
Other liabilities	3,491			3,093

Total liabilities	48,715			48,625
Stockholders’ equity	13,173			12,328

Total liabilities and stockholders’ equity	$61,888			$60,953

Net interest income		$2,769			$2,538

Net interest margin			5.72			5.33
Net interest spread			5.20			4.98

(1)	Fully taxable-equivalent basis is a performance measure used by management in operating the business that management believes provides investors with a more accurate picture of the interest margin for comparative purposes.

MBNA Corporation

Exhibit A (Dollars in millions)

RECONCILIATION OF INCOME STATEMENT DATA FOR THE PERIOD TO MANAGED REVENUE AND MANAGED PROVISION FOR CREDIT LOSSES

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2005	2004	2005	2004
Total revenue:
Total revenue	$2,509	$2,819	$10,275	$10,794
Securitization adjustments	1,430	1,022	4,506	4,277

Managed revenue	$3,939	$3,841	$14,781	$15,071

Provision for credit losses:
Provision for credit losses	$279	$257	$1,001	$1,147
Securitization adjustments	1,430	1,022	4,506	4,277

Managed provision for credit losses	$1,709	$1,279	$5,507	$5,424

RECONCILIATION OF THE LOAN RECEIVABLES NET CREDIT LOSS RATIO TO THE MANAGED NET CREDIT LOSS RATIO

	Net Credit Losses(1)	Average Loans Outstanding	Net Credit Loss Ratio(1)
	For the Three Months Ended December 31, 2005
Loan receivables	$419	$35,915	4.66%
Securitized loans	1,430	88,940	6.43

Managed loans	$1,849	$124,855	5.92

	For the Twelve Months Ended December 31, 2005

Loan receivables	$1,297	$33,437	3.88
Securitized loans	4,506	86,508	5.21

Managed loans	$5,803	$119,945	4.84

	For the Three Months Ended December 31, 2004

Loan receivables	$295	$31,474	3.74
Securitized loans	1,022	87,496	4.67

Managed loans	$1,317	$118,970	4.43

	For the Twelve Months Ended December 31, 2004

Loan receivables	$1,324	$31,056	4.26
Securitized loans	4,277	87,040	4.91

Managed loans	$5,601	$118,096	4.74

RECONCILIATION OF THE LOAN RECEIVABLES DELINQUENCY RATIO TO THE MANAGED DELINQUENCY RATIO

	Delinquent Balances(2)	Ending Loans Outstanding	Delinquency Ratio(2)
	December 31, 2005
Loan receivables	$951	$37,507	2.54%
Securitized loans	3,478	90,062	3.86

Managed loans	$4,429	$127,569	3.47

	December 31, 2004

Loan receivables	$1,111	$33,759	3.29
Securitized loans	3,914	87,859	4.45

Managed loans	$5,025	$121,618	4.13

MBNA Corporation

Exhibit A (Dollars in millions)

RECONCILIATION OF THE NET INTEREST MARGIN RATIO TO THE MANAGED NET INTEREST MARGIN RATIO

	Average Earning Assets	Net Interest Income	Net Interest Margin Ratio
	For the Three Months Ended December 31, 2005

Net interest margin(3):
Investments	$8,874
Other interest-earning assets	3,595
Loan receivables	35,915

Total	$48,384	$719	5.89%

Securitization adjustments:
Investments	$—
Other interest-earning assets	(3,513)
Securitized loans	88,940

Total	$85,427	1,603	7.44

Managed net interest margin(3):
Investments	$8,874
Other interest-earning assets	82
Managed loans	124,855

Total	$133,811	2,322	6.88

	For the Twelve Months Ended December 31, 2005

Net interest margin(3):
Investments	$11,213
Other interest-earning assets	3,793
Loan receivables	33,437

Total	$48,443	2,769	5.72

Securitization adjustments:
Investments	$—
Other interest-earning assets	(3,715)
Securitized loans	86,508

Total	$82,793	6,998	8.45

Managed net interest margin(3):
Investments	$11,213
Other interest-earning assets	78
Managed loans	119,945

Total	$131,236	9,767	7.44

MBNA Corporation

Exhibit A (Dollars in millions)

RECONCILIATION OF THE NET INTEREST MARGIN RATIO TO THE MANAGED NET INTEREST MARGIN RATIO - continued

	Average Earning Assets	Net Interest Income	Net Interest Margin Ratio
	For the Three Months Ended December 31, 2004
Net interest margin(3):
Investments	$13,614
Other interest-earning assets	4,181
Loan receivables	31,474

Total	$49,269	$663	5.36%

Securitization adjustments:
Investments	$—
Other interest-earning assets	(4,110)
Securitized loans	87,496

Total	$83,386	1,983	9.46

Managed net interest margin(3):
Investments	$13,614
Other interest-earning assets	71
Managed loans	118,970

Total	$132,655	2,646	7.94

	For the Twelve Months Ended December 31, 2004

Net interest margin(3):
Investments	$12,446
Other interest-earning assets	4,121
Loan receivables	31,056

Total	$47,623	2,538	5.33

Securitization adjustments:
Investments	$—
Other interest-earning assets	(4,050)
Securitized loans	87,040

Total	$82,990	7,884	9.50

Managed net interest margin(3):
Investments	$12,446
Other interest-earning assets	71
Managed loans	118,096

Total	$130,613	10,422	7.98

(1)	MBNA Corporation’s net credit loss ratio is calculated by dividing annualized net credit losses, which exclude uncollectible accrued interest and fees and fraud losses, for the period by average loans, which include the estimated collectible billed interest and fees for the corresponding period.

(2)	Delinquency represents accruing loans that are 30 days or more past due.

(3)	Fully taxable-equivalent basis is a performance measure used by management in operating the business that management believes provides investors with a more accurate picture of the interest margin for comparative purposes.